THIRD AMENDED AND RESTATED
            REVOLVING CREDIT AND SECURITY AGREEMENT

                  Dated as of January 13, 1995




                             Among

                   SYNTHETIC INDUSTRIES, INC.
                        as the Borrower

                              and

                   THE FINANCIAL INSTITUTIONS
                 PARTY HERETO FROM TIME TO TIME
                         as the Lenders

                              and

               THE FIRST NATIONAL BANK OF BOSTON
                          as the Agent






                       TABLE OF CONTENTS*

Page



                        EXHIBITS AND SCHEDULES


Exhibit A                     Form of Third Amended and Restated Revolving
                                    Credit Note
Exhibit B-1              Form of Term Note A
Exhibit B-2              Form of Term Note B
Exhibit C-1              Form of Opinion of Counsel for Borrower
                                    (Watson & Dana)
Exhibit C-2              Form of Opinion of Counsel for Borrower
                                    (Gordon Altman Butowsky Weitzen Shalov
                    & Wein)
Exhibit D                     Financial Certificate
Exhibit E                     Form of Borrowing Base Certificate
Exhibit F           Form of Notice of Borrowing
Exhibit G           Form of Notice of Conversion or Continuation
Exhibit H           Form of Assignment and Acceptance



Schedule 1.1             Mortgages
                                   Permitted Liens
                                   Foreign Facilities
Schedule 5.1(a)     Jurisdictions in which Qualified
Schedule 5.1(b)     Subsidiaries
Schedule 5.1(d)     Conflicts
Schedule 5.1(f)     Governmental Approvals
Schedule 5.1(g)     Title Exceptions
Schedule 5.1(h)     Liens
Schedule 5.1(i)     Indebtedness for Money Borrowed and Guarantees
Schedule 5.1(j)     Litigation
Schedule 5.1(k)     Patents and Trademarks
Schedule 5.1(l)     Tax Returns, etc.
Schedule 5.1(m)     Burdensome Provisions
Schedule 5.1(p)     Plans
Schedule 5.1(t)     Principal Office and Location of Books and Records
Schedule 5.1(u)     Location of Inventory
Schedule 5.1(v)     Location of Equipment
Schedule 5.1(w)     Real Property
Schedule 5.1(x)     Corporate and Fictitious Names
Schedule 8.9             Use of Proceeds



                   THIRD AMENDED AND RESTATED
            REVOLVING CREDIT AND SECURITY AGREEMENT

                  Dated as of January 13, 1995


           SYNTHETIC INDUSTRIES, INC., a Delaware corporation, as the Borrower, hereby agrees with the financial institutions party to this Agreement from time to time as the Lenders and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent for the Lenders, as follows:


                     PRELIMINARY STATEMENT

           The Borrower, as borrower, SouthTrust Bank of Georgia, N.A., The First National Bank of Boston ("Bank of Boston"), and, as the assignee of Bank of Boston, Sanwa Business Credit Corporation, as lenders, and Bank of Boston, as agent for the lenders, are parties to a Second Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1993, as amended by First Amended Schedule I dated as of April 15, 1993, Amendment No. 2 dated as of May 10, 1993, Second Amended Schedule I dated September 3, 1993, Amendment No. 4 dated as of October 1, 1993, Amendment No. 5 dated as of February 25, 1994, Amendment No. 6 dated as of August 10, 1994, Amendment No. 7 dated as of December 28, 1994 and Third Amended Schedule I dated as of December 28, 1994 (said Agreement, as so amended, the "Existing Credit Agreement"). As of the date of this Agreement, the aggregate outstanding principal balance of the Revolving Credit Loans, under and as defined in the Existing Credit Agreement, is approximately $30,541,500, the aggregate principal balance of the Term Loan outstanding under (and as defined in) the Existing Credit Agreement, is $19,000,000, the aggregate outstanding principal amount of Foreign Facility Debt as defined in the Existing Credit Agreement is approximately $60,000, and the aggregate face amount of outstanding Letters of Credit as defined in the Existing Credit Agreement is $1,734,000.

           The Borrower has requested certain modifications to the terms of the Existing Credit Agreement, and the Lenders have agreed to such requested modifications, all upon and subject to the terms, provisions and conditions hereinafter set forth. The Borrower, the Lenders and the Agent have further agreed, in connection with making such modifications to the Existing Credit Agreement and for the convenience of the parties and others, to amend and restate, in its entirety, the Existing Credit Agreement, including all such agreed modifications thereto.

           NOW, THEREFORE, in consideration of the foregoing, the modifications to the Existing Credit Agreement and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety, subject to the applicable conditions set forth in Article 4, as follows:

                        ARTICLE 1 - DEFINITIONS

     SECTION 1.1.   Definitions.  For the purposes of this Agreement:

      "Account Debtor" means a Person who is obligated on a Receivable.

      "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

      "Advance" means an advance by a Lender to the Borrower pursuant to ARTICLE 2 or ARTICLE 2A and refers to a Base Rate Advance or a Eurodollar Advance.

      "Affiliate" means, with respect to a Person, any other Person (other than a Subsidiary) that, (a) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (b) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (c) ten percent (10%) or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, partnership or other interests by contract or otherwise. SI Management, Synthetic Management and Synthetic L.P. each shall be deemed to be an Affiliate of the Borrower.

      "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

      "Agency Account Agreement" means an agreement among the Borrower, the Agent on behalf of the Lenders and a Clearing Bank concerning the collection of payments which represents the proceeds of Receivables or of any other Collateral.

      "Agent" means Bank of Boston and any successor Agent appointed pursuant to SECTION 12.7.

      "Agent's Office" means the office of the Agent designated as such from time to time as provided in SECTION 13.1(C).

      "Agreement" means and includes the Existing Credit Agreement as amended and restated by this Third Amended and Restated Revolving Credit and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements thereto and hereto.

      "Agreement Date" means the date as of which this Agreement is dated.

      "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts and arbitrators, including, without limitation, all Environmental Laws.

      "Applicable Margin" means (a) as to the Base Rate, 0.75% as to each Base Rate Advance made as part of a Borrowing under the Revolving Credit Facility and 1% as to each Base Rate Advance made as part of a Borrowing under the Term Loan Facility, and (b) as to the Eurodollar Rate, 2.50% as to each Eurodollar Advance made as part of a Borrowing under the Revolving Credit Facility and 2.75% as to each Eurodollar Advance made as part of a Borrowing under the Term Loan Facility.

      "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as EXHIBIT H assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 13.11.

      "Authorized Officer" means those officers of the Borrower authorized to execute and deliver Loan Documents and to request
Borrowings and identified in the certificate described in SECTION
4.1(A)(III) or from time to time thereafter pursuant to authorizations in form and substance satisfactory to the Agent.

      "Bank of Boston" means The First National Bank of Boston,
Boston, Massachusetts, and its successors and assigns.

      "Base Rate" means at any time the greater of (i) the rate of interest announced from time to time by Bank of Boston at its head office at 100 Federal Street, Boston, Massachusetts 02110, as its "base rate" at such time (or the comparable rate of any successor Agent acting as such at such time) and (ii) 1/2 of 1% per annum over the Federal Funds Effective Rate at such time (rounded upwards, if necessary, to the next higher 1/8 of 1%).

      "Base Rate Advance" means an Advance bearing interest determined with reference to the Base Rate.

      "Borrower" means Synthetic Industries, Inc., a Delaware corporation, and its successors and assigns.

      "Borrowing" means all Advances of the same Type made by the Lenders, or converted or continued by the Borrower (or otherwise in accordance with the provisions of SECTION 3.7) on the same date for the same Interest Period (if applicable).

      "Borrowing Base" means, at any time, an amount equal to the lesser of

           (a) the Revolving Credit Facility in effect at such time MINUS the Letter of Credit Reserve MINUS the Foreign Facility Reserve, and

           (b)  the sum of

                (i) 85% (or such lesser percentage as the Majority Lenders in their sole discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

               (ii)  the lesser of

                          (A)  $15,000,000, and

                          (B)  50% (or such lesser percentage as the
           Majority Lenders in their sole discretion determine from time to time) of the lesser of cost (on a full absorption basis), determined on a first-in-first-out or FIFO accounting basis, and fair market value of Eligible Inventory at such time, MINUS

               (iii) the Letter of Credit Reserve MINUS

                (iv) the Foreign Facility Reserve.

      "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT E.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Boston, Massachusetts, New York, New York or Atlanta, Georgia are authorized to close, and, with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day that is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

      "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

      "Capital Expenditures" means, with respect to any Person, all expenditures made or liabilities incurred for the acquisition of assets (other than an Acquisition of assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

      "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Chief Financial Officer" means the Chief Financial Officer of the Borrower, who currently is Jon P. Beckman.

      "Clearing Bank" means a banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

      "Collateral" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

           (a)   all Receivables,

           (b)   all Inventory,

           (c)   all Equipment,

           (d)   all Foreign Subsidiary Stock,

           (e)   all Foreign Subsidiary Debt,

           (f)   all General Intangibles,

           (g)   all Patent Collateral,

           (h)   all Trademark Collateral,

           (i)   all goods and other property, whether or not delivered,

                (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                (ii)            securing any Receivable,

including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

           (j) All mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable, or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

           (k) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

           (l) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Collateral, including, without being limited to, any Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

           (m) all cash deposited with a Lender or any Affiliate of a Lender or in any Agency Account or which a Lender or such Affiliate is entitled to retain or otherwise possess as Collateral pursuant to the provisions of this Agreement or any of the Security Documents,

           (n) all general intangibles, including, without limitation, all tax refunds, trademarks, trade names, patents, patent applications, trade secrets and proprietary information, and

           (o) any and all products and proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

      "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto under the caption
"Commitment," as such amount may be reduced pursuant to SECTION 3.6 or otherwise modified as reflected in the Register (as defined in SECTION 13.11(D) below).

      "Commitment Percentage" of any Lender means the percentage set forth opposite the name of such Lender on ANNEX A hereto.

      "Consolidated" means the consolidation in accordance with GAAP of the accounts or items as to which such term applies.

      "Consolidated Subsidiaries" means the Foreign Subsidiaries and such other Subsidiaries whose Consolidation with the Borrower is consented to from time to time in writing by the Majority Lenders.

      "Controlled Disbursement Account" means the account maintained by and in the name of the Borrower with the Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto pursuant to SECTION 7.1(B).

      "Current Assets" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP.

      "Current Liabilities" means, with respect to any Person, the aggregate amount of all Indebtedness of such Person which should properly be classified as current liabilities in accordance with GAAP.

      "Default" means any of the events specified in SECTION 11.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

      "Designated Deposit Account" means a deposit account to be maintained by the Borrower with the Agent at the Agent's Office, as from time to time designated by the Borrower by written notification to the Agent.

      "Disbursing Bank" means any United States commercial bank with which a Controlled Disbursement Account is maintained.

      "Dollar" and "$" means freely transferrable United States dollars.

      "Dollar Equivalent" of the principal or face amount of any Foreign Facility Debt means, at any time, the amount in Dollars for which such principal or face amount could be exchanged as determined by the spot rate quoted by the principal office of the Agent's Affiliate in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined.

      "EBITDA" means, for any period, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period, PLUS any amount in respect of federal or state income taxes, interest expense, depreciation expense or amortization expense in connection with intangible assets, and MINUS any amount in respect of federal or state income tax refunds or interest income, in each case of the Borrower and its Consolidated Subsidiaries for the same period, to the extent deducted or included, as the case may be, in computing such Consolidated Net Income.

      "Effective Date" means the later of:

           (a)  the Agreement Date, and

           (b) the date on which the applicable conditions set forth in ARTICLE 4 shall first have been fulfilled.

      "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of SECTIONS 3.1(A), (B), (C) AND (D).

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset-based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000 calculated in accordance with GAAP; (iii) any Person, having a net worth of at least $250,000,000 calculated in accordance with GAAP, whose primary business is asset-based lending; and (iv) any Lender listed on the signature page of this Agreement; PROVIDED in each case that the representation contained in SECTION 12.4 hereof shall be applicable with respect to such institution or Lender.

      "Eligible Inventory" means Inventory which the Majority Lenders in their sole discretion determine to meet all of the following requirements:

           (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien,

           (b) such Inventory consists of either raw materials or finished goods (but does not include supplies and packaging used or consumed in packaging, packing, shipping, advertising, selling or leasing such raw materials or finished goods),

           (c) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

           (d) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business,

           (e) such Inventory is located at one of the locations set forth in the most recent Schedule of Inventory and, if such location is premises leased by the Borrower, the landlord at such location has agreed in writing, in form and substance satisfactory to the Agent, to waive any lien such landlord may have on the Inventory,

           (f) such Inventory does not exceed six months' sales determined on the basis of average monthly sales for the 12 months immediately preceding the date of determination and does not include any item of a product line or type of Inventory of which no sales have been made during the 90 days immediately preceding the date of determination,

           (g) such Inventory is not Inventory of the Borrower's
Lumite Division, and

           (h) such Inventory is not determined by the Majority
Lenders to be ineligible for any other reason based upon such credit and collateral considerations as the Majority Lenders may deem appropriate.

      "Eligible Receivable" means a Receivable which the Majority
Lenders in their sole discretion determine to meet all of the following requirements:

           (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor,

           (b) such Receivable is not past due more than 60 days from the due date of the original invoice,

           (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding and no material part of such goods has been returned or rejected,

           (d) such Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to and is in the possession of the Agent,

           (e) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a Materially Adverse Effect on such Account Debtor,

           (f) such Receivable is not owing by an Account Debtor having 50% or more in face value of its then-existing Receivables owing to the Borrower past due more than 60 days from the due date of the original invoice,

           (g) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrower exceed in face amount 25% of the Borrower's total Eligible Receivables (PROVIDED that only such excess shall be excluded from Eligible Receivables pursuant to this CLAUSE (G)),

           (h) if such Receivable arises from the performance of services, such services have been fully rendered,

           (i) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent, and no facts exist which are the basis for any future, offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor,

           (j) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien,

           (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Majority Lenders,

           (l) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of the Borrower,

           (m) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Agent on behalf of the Lenders pursuant to
ARTICLE 6,

           (n) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien except the Security Interest and Permitted Liens,

           (o) if the Account Debtor with respect to such Receivable is not located in Canada or the United States of America, the face value of such Receivable when added to the aggregate face value of all other Receivables the Account Debtors in respect of which are not located in Canada or the United States of America, does not exceed 15% of the Borrower's total Eligible Receivables, and

           (p) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Majority Lenders to be ineligible for any other reason based upon such credit and collateral considerations as the Majority Lenders may deem appropriate.

      "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

      "Equipment" means and includes, all machinery, apparatus, equip ment, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in a Person's business operations or owned by a Person or in which a Person has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor and shall include, without limitation, all property that would be included in the term "equipment" or "fixture" as defined in the UCC.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "Eurocurrency Liability" has the meaning specified in Regulation D (or any successor regulation) of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Advance" means an Advance bearing interest at a rate determined with reference to the Eurodollar Rate.

      "Eurodollar Rate" means for the Interest Period for each Eurodollar Advance made as part of the same Borrowing, a rate of interest determined by Bank of Boston to be the prevailing rate per annum at which deposits in Dollars are offered to Bank of Boston by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of such Borrowing for a period approximately equal to such Interest Period.

      "Eurodollar Reserve Percentage" applicable to any Interest Period as to each Lender, means the rate (expressed as a decimal) applicable to such Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of such Lender with respect to Eurocurrency Liabilities.

      "Event of Default" means any of the events specified in SECTION 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

      "Existing Guaranties" means the Guaranties outstanding on the Agreement Date to the extent set forth on SCHEDULE 5.1(I).

      "Existing Indebtedness" means Indebtedness issued and outstand ing on the Agreement Date to the extent set forth on SCHEDULE 5.1(I) and any renewals, extensions or refundings thereof, but not any increases in principal amounts thereof outstanding on the date of such renewal, extension or refunding.

      "Existing Liens" means the Liens outstanding on the Agreement Date to the extent set forth on SCHEDULE 5.1(H).

      "FINL" means Fibermesh Northern Ireland Limited (f/k/a Fibermesh (Europe) Limited), a corporation organized under the laws of Northern Ireland, wholly owned by SIE, and its successors and assigns.

      "Federal Funds Effective Rate" means for any day, the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "Financing Statements" means any and all Uniform Commercial Code financing statements executed and delivered by the Borrower to the Agent, naming the Agent on behalf of the Lenders as secured party and the Borrower as debtor, in connection with this Agreement and the Mortgages.

      "Foreign Facilities" means any and all loan facilities, guarantees, letters of credit or other financial accommodations, listed on SCHEDULE 1.1 - FOREIGN FACILITIES or made at any time and from time to time on or after the Effective Date, in each case made by any of the Lenders or any Affiliate of a Lender directly to or for the benefit of any of the Foreign Subsidiaries.

      "Foreign Facility Agreements" means any and all notes, letters of credit, guarantees, instruments, agreements and other documents given as evidence of, as security for or in extension or renewal of, or otherwise executed in connection with, the Foreign Facilities.

      "Foreign Facility Debt" means the aggregate amount determined from time to time to be the Dollar Equivalent of the Indebtedness outstanding from time to time under the Foreign Facilities.

      "Foreign Facility Reserve" means, on any date, the aggregate amount of all Foreign Facility Debt outstanding and unpaid on the last day of the calendar month next preceding the date of determination.

      "Foreign Subsidiaries" means, collectively, SIE, Fibermesh
Canada, Ltd., Fibermesh GmbH and FINL.

      "Foreign Subsidiary Debt" means all Indebtedness at any time and from time to time of each of the Foreign Subsidiaries to the Borrower and all instruments, documents and agreements evidencing, securing or otherwise relating thereto.

      "Foreign Subsidiary Stock" means all of the issued and outstanding capital stock of SIE.

      "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or its Consolidated Subsidiaries, consistent with the prior financial practice of the Borrower; PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Borrower's certified public accountants, such changes shall be included in GAAP only from and after such date as the Borrower and the Majority Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 10.

      "General Intangibles" means any and all of the Borrower's rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper and all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Receivables), including, without limitation, all Patent Collateral, Trademark Collateral, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Receivables.

      "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, foreign, national, provincial or local, and all agencies thereof.

      "Guaranteed Foreign Facility Obligations" means any and all obligations Guaranteed by the Borrower pursuant to ARTICLE 14 hereof.

      "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

           (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

           (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                (i)   the purchase of securities or obligations,

               (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

               (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

               (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

               (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

      "Indebtedness" as applied to a Person means, without duplication,

          (a) all items (except items of capital stock, additional paid-in capital or retained earnings, or of general contingency) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined,

          (b) all obligations for money borrowed or for the deferred purchase price of property or services,

          (c) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed or is non-recourse,

          (d) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and

          (e) in the case of the Borrower (without duplication) all obligations under the Loans and the Senior Subordinated Debt.

      "Indenture" means the Indenture dated as of December 14, 1992, between the Borrower and United States Trust Company of New York, Trustee, pursuant to which the Senior Subordinated Debentures are issued, as the same may be amended, modified or supplemented from time to time as permitted hereby.

      "Initial General Partners" means, collectively, Leonard Chill, Jon P. Beckman, W. Gardner Wright, Jr., Ralph Kenner and W. Wayne
Freed, together with all members of their immediate families.

      "Installment Payment Date" means the first day of each calendar month, the first of which is February 1, 1995.

      "Interest Payment Date" means the first day of each calendar month, commencing February 1, 1995 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

      "Interest Period" means as to each Borrowing consisting of Eurodollar Advances, the period commencing on the date of the making or continuation of or conversion to such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation, provided that:

          (a) no Interest Period applicable to a Borrowing under the Revolving Credit Facility shall end after the Termination Date;

          (b) no Interest Period applicable to a Borrowing constituting part of a Term Loan shall end after the final maturity date of such Term Loan nor end after any applicable Installment Payment Date unless an aggregate principal amount of Borrowings constituting part of such Term Loan at least equal to the principal amount due on such Installment Payment Date shall consist of Base Rate Advances or of other Borrowings consisting of Eurodollar Advances having Interest Periods that end on or before such Installment Payment Date;

          (c) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month or such extension would conflict with clause (a) or (b) above, in which case such Interest Period shall end on the immediately preceding Business Day;

          (d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of a calendar month; and

          (e) no Interest Period shall be available for a duration of less than one month.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "Inventory" means and includes,

          (a) all goods intended for sale or lease by a Person, or for display or demonstration, including, without limitation, in the case of the Borrower, all primary and secondary carpet backing, bale wrap, intermediate bulk containers, geo-textiles, yarns, concrete additives and industrial fabrics,

          (b)   all work in process,

          (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Person's business,

          (d) all documents evidencing and General Intangibles relating to any of the foregoing, and

          (e) shall include, without limitation, all property that would be included in the term "inventory" of a Person as defined in the UCC.

     "Investment" means, with respect to any Person:

          (a) any share of capital stock, partnership interest, evidence of Indebtedness or other security issued by any other Person,

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person,

          (c)   any Guaranty of the obligation of any other Person,

          (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

          (e) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $100.

      "Lender" means, at any time, any financial institution party to this Agreement as a "Lender" at such time, including any such Person becoming a party hereto pursuant to assignment from another Lender, and each of their respective successors and assigns.

      "Lender's Office" means the office of each Lender specified in or determined in accordance with the provisions of SECTION 13.1.

      "Letter of Credit" means any letter of credit outstanding on the Effective Date as a "Letter of Credit" under the Existing Credit
Agreement or issued by Bank of Boston for the account of the Borrower pursuant to the provisions of ARTICLE 2B.

      "Letter of Credit Facility" means at any time obligations arising under Letters of Credit in the aggregate face amount of up to the lesser of (a) the excess of the Borrowing Base (before deduction of the Letter of Credit Reserve) over the sum of the principal amount of the Revolving Credit Loan outstanding at such time, and (b) $3,000,000.

      "Letter of Credit Reserve" means at any time an amount equal to the sum of the aggregate face amount of all Letters of Credit PLUS unsatisfied reimbursement obligations in respect of Letters of Credit, outstanding at such time.

      "Lien" as applied to the property of any Person means:

          (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

          (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

          (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including but not limited to bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over general unsecured creditors of such Person, and

          (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

      "Loan" means any of the Revolving Credit Loans or the Term
Loans, and "Loans" means more than one such Loan.

      "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower or any Affiliate or Subsidiary of the Borrower in connection with this Agreement.

      "Loan Party" means the Borrower and each Subsidiary and Affiliate of the Borrower that is a party to one or more of the Loan Documents.

      "Lockbox" means a U. S. Post Office Box specified in, or pursuant to, an Agency Account Agreement.

      "Majority Lenders" means Lenders whose outstanding Loans aggregate at least 66-2/3% of all outstanding Loans or, if no Loans are outstanding, Lenders whose Commitments represent at least 66-2/3% of the Commitments of all Lenders.

      "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects.

      "Money Borrowed" means, as applied to Indebtedness,

          (a)   Indebtedness for money borrowed,

          (b) Indebtedness, whether or not in any such case the same was for money borrowed,

               (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

               (ii)   constituting obligations evidenced by
     bonds, debentures, notes or similar instruments, or

               (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property,

          (c)   Indebtedness that constitutes a Capitalized Lease
Obligation, and

          (d) Indebtedness that is such by virtue of CLAUSE (D) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

      "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt and other instruments (including any and all assignments of any of the foregoing) executed and delivered by the Borrower to or for the benefit of the Lenders in connection with this Agreement, including, without limitation, each of such instruments listed on SCHEDULE 1.1 - MORTGAGES hereto, as the same may be modified from time to time.

      "Multiemployer Plan" has the meaning set forth in Sec tion 4001(a)(3) of ERISA, as amended or revised from time to time.

      "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments MINUS the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

      "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP provided that there shall be excluded:

          (a) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

          (b) any net gains or losses on the sale or other dispo sition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

          (c) any net gain arising from the collection of the proceeds of any insurance policy,

          (d)   any write-up of any asset, and

          (e)   any other extraordinary item.

      "Net Worth" means, with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

      "Note" means any of the Revolving Credit Notes or the Term
Notes, and "Notes" means more than one such Note.

      "Notice of Borrowing" has the meaning specified in
SECTION 2.2(A).

      "Notice of Conversion or Continuation" has the meaning specified in SECTION 3.7(B).

      "Operating Cash Flow" means, for any period, EBITDA for such period, MINUS

           (a) the amount of any federal or state income taxes paid in cash by the Borrower and its Consolidated Subsidiaries during such period (net of any cash refunds of federal or state income taxes received during such period), MINUS

           (b) an amount equal to the lesser of Capital Expenditures during such period and $6,000,000.

      "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property, having a stated term of 12 months or more, including specified renewals and extensions exercisable at the option of the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

      "Patent Assignment" means the Assignment for Security, dated December 4, 1986, by the Borrower to the Agent, for the benefit of the Lenders, with respect to certain patents owned by the Borrower, as such document may have been or may be amended or supplemented from time to time.

      "Patent Collateral" means and includes, in each case whether now existing or hereafter arising,

           (a) any and all patents and patent applications, together with any reissue, continuation, continuation-in-part or extension of any thereof,

           (b) the inventions which are the subject matter thereof, and

           (c) all proceeds of any of the foregoing.

      "Pending Borrowing" has the meaning specified in
SECTION 3.10(A).

      "Permitted Investments" means:

          (a)   Investments of the Borrower in:

               (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by a Lender or an Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000,

               (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

               (iii)   sales on credit and employee or similar
     advances in the ordinary course of business,

               (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts payable arising in the ordinary course of business, and

               (v) existing Investments in Foreign Subsidiaries, and Investments in Foreign Subsidiaries arising after the Effective Date, including those in connection with the Foreign Facilities, not in excess of $100,000 in the aggregate at any time;

          (b) other Investments of the Borrower, the Net Amount of which does not at any time exceed $100,000; and

          (c) Investments of any Subsidiary of the Borrower in notes made to such Subsidiary by the Borrower or by any other Subsidiary of the Borrower.

     "Permitted Liens" means:

          (a) Liens securing taxes, assessments and other govern mental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with SECTION 8.6 and (ii) in the case of landlords, only if such liens are junior to the Security Interest in any of the Collateral,

          (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation,

          (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the sole judgment of the Majority Lenders do not materially detract from the value of such property or impair the use thereof in the business of the Borrower,

          (d)   Liens shown on SCHEDULE 1.1 - PERMITTED LIENS,

          (e)   Purchase Money Liens, and

          (f) Liens of the Agent and the Lenders arising under this Agreement and the other Loan Documents.

      "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness of the Borrower incurred after the Agreement Date

          (a)   which is secured by a Purchase Money Lien,

          (b) the aggregate principal amount of which does not exceed an amount equal to 80% of the lesser of

               (i) the cost (including the principal amount of such indebtedness, whether or not assumed) of the property subject to such Lien, and

               (ii) the fair value of such property at the time of its acquisition, and

          (c) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Borrower incurred after the Agreement Date does not exceed $2,000,000.

For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan maintained for employees of the Borrower that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

      "Pledge Agreement" means the Pledge Agreement, dated as of December 4, 1986, made by the Borrower in favor of the Agent for the account of the Lenders, pursuant to which the Borrower has pledged to the Agent, for the benefit of the Lenders, as security for the Secured Obligations, the Foreign Subsidiary Stock and the Foreign Subsidiary Debt, as amended, modified or supplemented from time to time.

      "Purchase Money Indebtedness" means

          (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property,

          (b) any Indebtedness incurred at the time of or within 10 days prior to or after the acquisition of any property for the purpose of financing all or any part of the purchase price thereof, and

          (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

      "Purchase Money Liens" means Liens securing Permitted Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the property the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

      "Real Estate" means the real property, including land and build ings and improvements thereon, covered by or described in the Mortgages.

      "Receivables" means and includes

          (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person,

          (b) all guarantees, security and Liens for payment thereof,

          (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and

          (d)  all proceeds of any of the foregoing.

      "Register" has the meaning set forth in SECTION 13.11(D).

      "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

      "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock), excluding, however, any such dividend, distribution or payment by any Wholly Owned Subsidiary of the Borrower to any shareholder of such Subsidiary.

      "Restricted Payment" means any redemption or prepayment, prior to the stated maturity or any regularly scheduled installment or amortization payment date with respect to such Indebtedness, of any Subordinated Indebtedness or other Indebtedness that is junior and subordinate to the Loans or to any Foreign Facility Debt.

      "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement of any shares of a Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person).

      "Revolving Credit Facility" means, an amount equal to $35,000,000.

      "Revolving Credit Loan" means each loan outstanding on the Effective Date as a "Revolving Credit Loan" evidenced by the Second Amended and Restated Revolving Credit Notes dated September 3, 1993 or December 28, 1994 made by the Borrower to the order of a "Lender" under the Existing Credit Agreement, and the Borrowings made pursuant to ARTICLE 2.

      "Revolving Credit Note" means each Third Amended and Restated Revolving Credit Note made by the Borrower to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different lender and whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Revolving Credit Notes" means more than one such Revolving Credit Note.

      "SIE" means Synthetic Industries Europe Limited (Reg. No.
2772124), a registered English limited liability company, wholly owned by the Borrower.

      "SI Management" means SI Management L.P., a Delaware limited partnership, which is the general partner of Synthetic L.P., and its successors and assigns.

      "Schedule of Equipment," "Schedule of Inventory" and "Schedule of Receivables" mean the Schedules described in SECTION 7.14.

      "Secured Obligations" means, in each case whether now in existence or hereafter arising,

          (a)   the principal of, and interest on, the Loans,

          (b)   the Guaranteed Foreign Facility Obligations, and

          (c) all indebtedness, liabilities, fees, charges, obligations, covenants and duties of the Borrower to the Agent or any Lender, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, under or in respect of this Agreement or any of the Loan Documents.

      "Security Documents" means each of the following:

          (a)   the Mortgages,

          (b)   the Patent Assignment,

          (c)   the Trademark Assignment,

          (d)   the Pledge Agreement,

          (e)   the Financing Statements, and

          (f) this Agreement and each other agreement or instrument from time to time securing the Secured Obligations.

      "Security Interest" means the Liens of the Agent on behalf of the Lenders now or hereafter existing on and in the Collateral or the Real Estate effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

      "Senior Debt" means with respect to the Borrower and any Consolidated Subsidiary of the Borrower, the Indebtedness from time to time outstanding under the Loans and the Foreign Facility Debt and any other Indebtedness for Money Borrowed which is senior in right of payment to the Senior Subordinated Debentures.

      "Senior Subordinated Debentures" means the Senior Subordinated Debentures Due 2002 in an original aggregate principal amount of $140,000,000, issued by the Borrower pursuant to the Indenture.

      "Senior Subordinated Debt" means the Indebtedness of the Borrower under the Senior Subordinated Debentures.

      "Subordinated Indebtedness" means, at any time, Indebtedness of the Borrower at such time evidenced by the Senior Subordinated
Debentures or otherwise subordinated to the Loans and Notes upon terms and conditions satisfactory to the Majority Lenders.

      "Subsidiary"

          (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

               (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

               (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

          (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or
(c) of the Internal Revenue Code and the regulations thereunder.

      "Synthetic L.P." means Synthetic Industries L.P., a Delaware limited partnership, which owns all of the outstanding capital stock of the Borrower, and its successors and assigns.

      "Synthetic Management" means Synthetic Management G.P., a
Georgia general partnership, the general partners of which are five separate corporations, wholly owned, respectively, by the Initial
General Partners.

      "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

      "Term Loan" means Term Loan A and Term Loan B.

      "Term Loan A" means the advances outstanding and unpaid under the Existing Credit Agreement on the Effective Date (immediately before giving effect to the Advances to be made under this Agreement on the Effective Date), made as the principal amount of the "Term Loan" thereunder, as evidenced, from and after the Effective Date, by promissory notes substantially in the form of Term Note A in the aggregate original principal amount of $19,000,000.

      "Term Loan B" means the Advances made by the Lenders to the Borrower on the Effective Date pursuant to SECTION 2A.1, evidenced by promissory notes substantially in the form of Term Note B in the aggregate original principal amount of $11,000,000.

      "Term Loan Facility" means an amount equal to $30,000,000.

      "Term Note" means any Term Note A or Term Note B.

      "Term Note A" means each promissory note made by the Borrower to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Advances made by such Lender as part of Term Loan A (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different lender and whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT B-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Term Notes A" means more than one such Term Note A.

      "Term Note B" means each promissory note made by the Borrower to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Advances made by such Lender as part of Term Loan B (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different lender and whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT B-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Term Notes B" means more than one such Term Note B.

      "Termination Date" means January 1, 2000, or such earlier date as all Secured Obligations shall have been irrevocably paid in full and this Agreement shall have been terminated at the election of the Borrower, or such later date to which the same may be extended by agreement of the Borrower, the Agent and the Lenders.

      "Termination Event" means

          (a)   a Reportable Event, or

          (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

          (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

      "Total Interest Expense" means, with respect to the Borrower or any Consolidated Subsidiary, the total interest expense expressed in Dollars paid or accrued by the Borrower or such Consolidated
Subsidiary, as the case may be, during a given period on Indebtedness for Money Borrowed determined in accordance with GAAP.

      "Total Unsubordinated Debt" means, with respect to the Borrower or any Consolidated Subsidiary, all Indebtedness of the Borrower or such Consolidated Subsidiary, as the case may be, other than Subordinated Indebtedness.

      "Trademark Assignment" means, collectively, the Assignment for Security dated as of December 2, 1986, the Assignment for Security dated as of December 17, 1990, and the Assignment for Security dated as of March 12, 1992, each made by the Borrower in favor of the Agent, for the benefit of the Lenders, with respect to certain trademarks owned by the Borrower, as such documents may be amended or supplemented from time to time.

      "Trademark Collateral" means and includes in each case, whether now existing or hereafter arising,

          (a) any and all marks, trademarks, trade names and trademark applications, and the goodwill of the business symbolized thereby, and

          (b)   all proceeds of any of the foregoing.

      "Type" means a type of Advance and refers to a Base Rate Advance or a Eurodollar Advance.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

      "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

          (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

          (b) the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan.

      "Unused Facility" means, at any time, the Revolving Credit
Facility in effect at such time LESS the sum at such time of (i) the aggregate outstanding principal amount of the Revolving Credit Loan and (ii) the Letter of Credit Reserve.

      "Wholly Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person or Persons, means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or Persons or one or more of such Person's Wholly Owned Subsidiaries or by such Person or Persons and one or more of its respective Wholly Owned Subsidiaries.

      "Working Capital" means with respect to any Person the amount by which the Current Assets of such Person exceed the Current Liabilities of such Person at the time of determination thereof.

     SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC. Unless otherwise specified, a reference in this Agreement to a particular article, section or subsection is a reference to that article, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                 ARTICLE 2 - REVOLVING CREDIT FACILITY

     SECTION 2.1. Revolving Credit Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender severally and not jointly agrees to make Advances, ratably according to such Lender's Commitment Percentage, to the Borrower from time to time from and after the Effective Date to the Termination Date, as requested by the Borrower in accordance with the terms of SECTION 2.2, in such amounts as the Borrower shall request, up to an aggregate principal amount at any one time outstanding equal to the result obtained by multiplying such Lender's Commitment Percentage by the Borrowing Base in effect at such time; PROVIDED, HOWEVER, that it is agreed that should such Advances made by any Lender exceed the maximum amount so determined or any other limitation set forth in this Agreement, such Advances shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. Each Borrowing under the Revolving Credit Facility shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitment Percentages and each Borrowing comprised of (i) Base Rate Advances and requested pursuant to SECTION 2.2(A)(I) shall be in an aggregate amount of $100,000 or an integral multiple thereof or (ii) Eurodollar Rate Advances shall be in an aggregate amount of $3,000,000 or an integral multiple of $500,000 in excess thereof. Within the limits of each Lender's Commitment, the principal amount of any Advance which is repaid may be reborrowed subject to the terms of this SECTION 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Borrowing under the Revolving Credit Facility and each repayment of principal thereof shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 3.14.

     SECTION 2.2.   Manner of Borrowing.  Borrowings under the
Revolving Credit Facility shall be made as follows:

          (a) Requests for Borrowing. A request for a Borrowing shall be made, or shall be deemed to be made, in the following manner:

               (i) The Borrower may give the Agent written notice, which shall be irrevocable, of its intention to make a Borrowing specifying the amount of the proposed Borrowing and the proposed Borrowing date not later than 2:00 p.m. (Boston time), at least two Business Days prior to the date of a proposed Borrowing comprised of Base Rate Advances or 10:00 a.m. (Boston time) at least three Business Days prior to the date of a proposed Borrowing comprised of Eurodollar Rate Advances. Each such notice (a "Notice of Borrowing") shall, in addition, specify the Type of Advances and, if applicable, the Interest Period applicable to such Advances, and shall be substantially in the form of EXHIBIT F hereto. The Agent may in its sole and absolute discretion permit any such notice to be made by telephone, telecopier or telex by an Authorized Officer in which case the Borrower shall confirm the same by mailing a written Notice of Borrowing to the Agent within 48 hours thereafter.

               (ii) Whenever a check is presented to the Disbursing Bank for payment against the Controlled Disbursement Account in an amount greater than the then available balance in such account, the Disbursing Bank shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Borrowing comprised of Base Rate Advances on the date of such notice in an amount equal to the excess of such check over such available balance.

               (iii) Whenever a drawing occurs under a Letter of Credit, Bank of Boston shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Borrowing comprised of Base Rate Advances on the date of such notice (or on the next succeeding Business Day if such notice is given after 11:00 a.m. (Boston time) on such date) in an amount equal to the amount of such drawing.

               (iv) Unless the Borrower shall have otherwise notified the Agent, the becoming due of any amount required to be paid under this Agreement as interest shall be deemed to be a request for a Borrowing comprised of Base Rate Advances on the due date in the amount required to pay such interest.

               (v) The becoming due of any other Secured Obligation shall be deemed to be a request for a Borrowing comprised of Base Rate Advances on the due date in the amount then so due, and such request shall be irrevocable.

          (b) Disbursement. Promptly following receipt of a Notice of Borrowing under the Revolving Credit Facility, the Agent shall notify each Lender by telephone, telecopier or telex of the date and amount of the Borrowing, the Type of Advances comprising such Borrowing and, if such Borrowing is comprised of Eurodollar Advances, the interest rate and Interest Period applicable thereto. Not later than 12:00 noon (Boston time) on the date specified for any Borrowing, each Lender shall make available its ratable portion of the Borrowing in immediately available funds to the Agent at the Agent's Office. Upon fulfillment of the applicable conditions set forth in ARTICLE 4, the Borrower hereby irrevocably authorizes the Agent on behalf of the Lenders to disburse the proceeds of the Advances made upon each Borrowing requested, or deemed to be requested, pursuant to this
SECTION 2.2 as follows:

               (i) the proceeds of each Borrowing requested under SECTIONS 2.2(A)(I) and (II) shall be disbursed by the Agent in lawful money of the United States of America in immediately available funds, (A) in the case of the initial Borrowing, in accordance with the terms of the letter from the Borrower to the Agent referred to in SECTION 4.1(A)(XIV) and (B) in the case of each subsequent Borrowing, by wire transfer to the Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by credit to the Designated Deposit Account or by wire transfer to such other account as may be agreed upon by the Borrower and the Agent from time to time, and

               (ii)   the proceeds of each Borrowing requested under
          SECTION 2.2(A)(III), (IV) or (V) shall be disbursed by the Agent on behalf of the Lenders by way of direct payment of the relevant Secured Obligation.

          (c) Assumption by Agent. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with SECTION 2.2(B) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, if repaid by the Borrower, at the interest rate applicable at the time to Advances comprising such Borrowing or, if paid by such Lender, at the Federal Funds Effective Rate, for each such day. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its Advance available shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance available on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make its Advance available on the date of any Borrowing.

     SECTION 2.3. Repayment of Advances. The Advances under the Revolving Credit Facility will be repaid as follows:

          (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all Advances under the Revolving Credit Facility is due and payable, and shall be repaid by the Borrower, on the Termination Date;

          (b) if at any time the aggregate outstanding principal amount of all Advances under the Revolving Credit Facility exceeds the Borrowing Base in effect at such time, the Borrower shall pay to the Agent, upon demand by the Agent, for the ratable account of the Lenders for application to the repayment of the Advances under the Revolving Credit Facility made by them, an amount equal to such excess; and

          (c) the Borrower hereby irrevocably instructs the Agent to pay to the Lenders ratably for application to the repayment of the Advances under the Revolving Credit Facility outstanding on any day, an amount equal to the amount received by the Agent for the account of the Lenders on such day pursuant to SECTION 7.1(B).

Amounts received pursuant to SUBSECTION (B) OR (C) above shall be applied first to the repayment of all Base Rate Advances and then to the repayment of Eurodollar Advances, in each case outstanding under the Revolving Credit Facility.

     SECTION 2.4. Revolving Credit Note. Each Lender's Advances under the Revolving Credit Facility and the obligations of the Borrower to repay such Advances shall also be evidenced by, and be repayable in accordance with the terms of, a single Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or the later "Effective Date" of any Assignment and Acceptance, if issued pursuant thereto) and be duly and validly executed and delivered by the Borrower.




                ARTICLE 2A - TERM LOAN FACILITY

      SECTION 2A.1. Term Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender, severally and not jointly, agrees to make a Base Rate Advance as part of a single Borrowing under the Term Loan Facility to the Borrower on the Effective Date, in a principal amount equal to the excess of (a) such Lender's Commitment Percentage multiplied by the Term Loan Facility, over (b) the amount outstanding from such Lender to the Borrower as principal of the "Term Loan" under and as defined in the Existing Credit Agreement, on the Effective Date, immediately before the Advances contemplated to be made under this Agreement on the Effective Date are made. Each Lender's Commitment Percentage of $19,000,000 (which is the aggregate principal amount so outstanding as the "Term Loan" under the Existing Credit Agreement on the Effective Date) shall be such Lender's ratable share of Term Loan A, and each Lender's Commitment Percentage of $11,000,000 (which is the aggregate principal amount advanced pursuant to this SECTION 2A.1 on the Effective Date) shall be such Lender's ratable share of Term Loan B. The Lenders agree to accept from the Borrower, in exchange for (but not in extinguishment of Indebtedness outstanding under) the "Term Notes" issued under and as defined in the Existing Credit Agreement, Term Notes A conforming to the requirements of this Agreement, in the aggregate original principal amount of $19,000,000.

      SECTION 2A.2. Manner of Borrowing Term Loans. Provided that the Borrower has given the Agent (a) at least two Business Days' prior notice of the occurrence of the Effective Date, then, not later than 12:00 noon (Boston time) on the Effective Date, each Lender shall make available to the Agent in Dollars in same day funds, an amount equal to such Lender's Base Rate Advance under the Term Loan Facility to be made on such date in the amount determined in accordance with the provisions of SECTION 2A.1. Upon the Agent's receipt thereof and the occurrence of the Effective Date, the Agent shall make such funds available to the Borrower in accordance with the terms of the letter from the Borrower to the Agent referred to in SECTION 4.1(A)(XIV).

      SECTION 2A.3. Repayment of Term Loans. The Advances constituting the Term Loans are due and payable, and shall be repaid by the Borrower, in consecutive monthly installments of $500,000 each, on successive Installment Payment Dates, beginning, with respect to Term Loan B, on February 1, 1995, and with respect to Term Loan A, on December 1, 1996, PROVIDED, that the final installments of Term Loan B payable on November 1, 1996, and of Term Loan A payable on January 1, 2000 shall be in the respective amounts of the then-outstanding unpaid balances of such Term Loans.

      SECTION 2A.4. Term Notes. Each Lender's Advances under the Term Loan Facility and the obligation of the Borrower to repay such Advances shall also be evidenced by, and be repayable in accordance with the terms of, two Term Notes payable to the order of each such Lender, one such Term Note evidencing Advances made by such Lender and outstanding under Term Loan A, and the other such Term Note evidencing Advances made by such Lender and outstanding under Term Loan B. Each Term Note shall be dated the Effective Date (or the later "Effective Date" of any Assignment and Acceptance, if issued pursuant thereto), and all of such Term Notes shall be duly and validly executed and delivered by the Borrower.




             ARTICLE 2B - LETTER OF CREDIT FACILITY

      SECTION 2B.1. Letters of Credit. Upon the written request of the Borrower from time to time, the Bank of Boston may in its discretion, provided no Default or Event of Default has occurred and is continuing, issue Letters of Credit for the account of the Borrower in an aggregate face amount at any time outstanding not to exceed the Letter of Credit Facility, pursuant to Bank of Boston's customary application and other letter of credit procedures in effect from time to time. Upon the issuance of any such Letter of Credit, each other Lender shall automatically and without further action acquire an undivided participation in such Letter of Credit in an amount equal to such Lender's Commitment Percentage multiplied by the face amount of such Letter of Credit. Promptly upon the issuance thereof, Bank of Boston shall provide to the Agent and the Agent shall thereafter provide to each other Lender, a copy of each Letter of Credit issued pursuant to this SECTION 2B.1. The Borrower's obligations in respect of each Letter of Credit, including, without being limited to, its obligations to reimburse Bank of Boston and the other Lenders for the amount of any drawing thereunder and to pay the fees, charges and expenses provided for herein or in any other document related to such Letter of Credit, shall constitute Secured Obligations.

      SECTION 2B.2. Payments under Letters of Credit. Bank of Boston shall notify the Agent of each drawing under a Letter of Credit and the Borrower hereby irrevocably instructs the Agent (a) to consider each such notification by Bank of Boston as a request for a Borrowing pursuant to SECTION 2.2(A)(III) and (b) to pay to Bank of Boston, from the proceeds of the Advances made in accordance with the provisions of
SECTION 2.2(B), an amount equal to the amount of such drawing. All such Advances shall constitute a Borrowing under the Revolving Credit Facility made at the time of such payment. Notwithstanding the provisions of SECTION 2.2 and the foregoing provisions of this SECTION 2B.2, each Lender shall be obligated directly to Bank of Boston as a participant in each Letter of Credit to pay directly to Bank of Boston an amount equal to such Lender's Commitment Percentage multiplied by the amount of each drawing under a Letter of Credit. Each other Lender shall pay to Bank of Boston, on demand, its ratable share, in accordance with its Commitment Percentage, of each such drawing, without regard to whether the Lenders have any obligation to make Advances under the Revolving Credit Facility or any Lender shall have failed or refused to make an Advance in the amount of its Commitment Percentage of any drawing.

      SECTION 2B.3. Letter of Credit Expiration Date. No Letter of Credit issued under this ARTICLE 2B shall have an expiration date later than the earlier of (a) the first anniversary of the issuance of such Letter of Credit and (b) the Termination Date, PROVIDED, that, a Letter of Credit may provide for automatic extensions of the expiration date thereof for successive periods of one year (but not beyond the Termination Date).

      SECTION 2B.4. Letter of Credit Fees. The Borrower shall pay to the Agent for the account of the Lenders such periodic fees for maintaining any standby Letter of Credit at the rate of 1-1/2% per annum of the face amount of such Letter of Credit outstanding from time to time and as to any other type of Letter of Credit, such fee as Bank of Boston and the Borrower shall agree (which agreement will be reflected in the application relating to each such Letter of Credit), but shall pay to Bank of Boston directly and for its own account, on demand, Bank of Boston's charges for administering each Letter of Credit, including any fee charged in connection with opening, transferring or processing drawings under such Letter of Credit. Letter of Credit fees payable to the Agent for the account of the Lenders shall be paid quarterly in arrears on the first day of each January, April, July and October so long as any Letter of Credit is outstanding.




                  ARTICLE 3 - GENERAL LOAN PROVISIONS

     SECTION 3.1.   Interest.

          (a) Base Rate Advances. The Borrower shall pay interest on the unpaid principal amount of each Base Rate Advance for each day from the day such Advance is made (including, in respect of amounts outstanding on the Effective Date as "Loans" under the Existing Credit Agreement, from the date of the last payment of interest on such Loans under the Existing Credit Agreement) until the date such Advance is due or converted to an Advance of a different Type, at a rate per annum equal to the Base Rate, PLUS the Applicable Margin, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable in arrears on each Interest Payment Date, when such Base Rate Advance is due (whether at maturity, by reason of acceleration or otherwise) and upon any conversion of the principal amount of such Base Rate Advance (or any portion thereof) into an Advance of a different Type, on the date of such conversion on the principal amount so converted.

          (b)  Eurodollar Advances.

                (i) The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Advance for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate, PLUS the Applicable Margin. Such interest shall be payable on the last day of such Interest Period and, if such Interest Period is longer than one month, on each Interest Payment Date after the first day thereof, and when such Eurodollar Advance is due (whether at maturity, by reason of acceleration or otherwise).

                (ii) Additional interest on the unpaid principal amount of each Eurodollar Advance of each Lender shall also be payable from the date of such Advance until such principal amount is paid in full, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage (expressed as a decimal) equal to 1.00 minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent.

     (c) Late Payment, etc. If the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount of any Advance or if there shall occur an Event of Default, from and after the date on which the Agent shall give the Borrower notice thereof, the unpaid principal amount of each Advance shall no longer bear interest in accordance with the terms of SECTION 3.1(A) or 3.1(B), as applicable, but shall bear interest for each day from the date of such failure to pay or Event of Default, as the case may be, until such failure to pay or Event of Default shall have been cured or waived, at a rate per annum equal to 2% per annum above the otherwise applicable interest rate, payable on demand.

     (d) Basis of Computation. The interest rates provided for in SECTIONS 3.1(A), (B) and (C) shall be computed on the basis of a year of 360 days and the actual number of days elapsed and shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate, if applicable.

     (e) Maximum Rate. It is not intended by the Agent or the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Agent for the account of the Lenders an amount equal to the excess of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect over (ii) the amount of interest actually paid or accrued under this Agreement and the Notes. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower.

     SECTION 3.2. Agent's Fee and Arrangement Fee. In connection with the transactions contemplated by this Agreement and the amendment and restructuring of the credit facilities outstanding under the Existing Credit Agreement and as compensation to the Agent for its part therein, and in consideration of the ongoing administration of the Revolving Credit Facility, the Borrower will pay to Bank of Boston such fees as are separately agreed to by them.

     SECTION 3.3. Closing Fee. In consideration of the establishment of the facilities and the making of Loans hereunder, the Borrower shall pay to the Agent on the Effective Date, for the ratable account of the Lenders a fee in the amount of $81,250, which shall be fully earned when due and payable and shall not be subject to refund or rebate by reason of prepayment, acceleration of the maturity of any Loans upon Default or any other circumstance.

     SECTION 3.4. Commitment Fee. In consideration of the holding available for the use of the Borrower hereunder the Unused Facility, the Borrower shall pay to the Agent for the ratable account of the Lenders, a fee which shall accrue and be fully earned at the time due and payable and shall not be subject to refund or rebate by reason of prepayment, acceleration of any Loans upon Default or any other circumstance, on the average daily Unused Facility for each day from the Effective Date until the Termination Date at the rate of 3/8 of 1% per annum, payable monthly in arrears on each Interest Payment Date on the average daily Unused Facility for each day of the calendar month (or portion thereof) preceding such Interest Payment Date.

     SECTION 3.5. Computation of Fees, Etc. All fees stated as a percentage rate per annum shall be computed on the basis of a year of 360 days and the actual number of days elapsed and are not, and shall not be deemed to be, interest or a charge for the use of money, but shall constitute other charges as contemplated by O.C.G.A. 7-4-2(a)(1).

     SECTION 3.6. Voluntary Reductions of Facility. The Borrower shall have the right, at any time and from time to time, to reduce the amount of the Unused Facility upon at least three Business Days' written notice to the Agent, specifying the amount of such reduction, which shall be an integral multiple of $1,000,000, and the effective date of such reduction, which shall be a Business Day. On the date specified in such notice, the Revolving Credit Facility shall automatically be reduced by the amount specified in such notice (and each Lender's Commitment shall also automatically be reduced by such Lender's Commitment Percentage of such reduction) and the Borrower shall pay to the Agent for the ratable account of the Lenders any accrued and unpaid commitment fee, determined in accordance with the provisions of SECTION 3.4, on the amount by which the Revolving Credit Facility is reduced.

     SECTION 3.7.   Conversion or Continuation of Advances.

          (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may convert or continue all or any part (subject to the restrictions applicable to Borrowings comprised of each Type of Advance set forth in SECTION 2.1 and to the provisions of SECTIONS 3.8 and 3.10) of any outstanding Borrowing which is part of the Revolving Credit Loan or a Term Loan and is comprised of Advances of one Type (i) into a Borrowing or Borrowings comprised of Advances of a different Type available hereunder or (ii) as a Borrowing or Borrowings comprised of Advances of the same Type for a subsequent Interest Period, in the same aggregate principal amount, on any Business Day (which, in the case of conversion into or continuation as a Borrowing comprised of Eurodollar Advances, shall be the last day of the applicable Interest Period), upon notice given in accordance with SECTION 3.7(B)).

          (b) Whenever the Borrower desires to convert an outstanding Borrowing into a Borrowing comprised of Advances of a different Type available hereunder or to continue an outstanding Borrowing comprised of Eurodollar Advances for a subsequent Interest Period, the Borrower shall give notice to the Agent (which notice shall be irrevocable) not later than 10:00 a.m. (Boston time) on the date one Business Day before the day on which a proposed conversion of a Borrowing into a Borrowing comprised of Base Rate Advances or three Business Days prior to the day on which a proposed conversion or continuation of a Borrowing into or as a Borrowing comprised of Eurodollar Advances is to be effective (and if the Borrowing to be converted or continued is comprised of Eurodollar Advances, such effective date shall be the last day of the Interest Period for such Borrowing). Each such notice (each a "Notice of Conversion or Continuation") shall (i) identify the Borrowing to be converted or continued, including the Type of Advances comprising such Borrowing, the aggregate principal balance thereof and, if applicable, the last day of the Interest Period therefor,
(ii) specify the effective date of conversion or continuation,
(iii) specify the principal amount of such Borrowing to be converted or continued and, if converted, the Type or Types of Advances into which conversion of such principal amount (or specified portions thereof) is to be made, and (iv) in the case of any conversion into or continuation as a Borrowing comprised of Eurodollar Advances, the Interest Period to be applicable to such converted or continued Borrowing. Each such Notice of Conversion or Continuation shall be substantially in the form of EXHIBIT G hereto. The Agent may in its sole and absolute discretion permit any such notice to be given by telephone, telecopier or telex by an Authorized Officer, in which case the Borrower shall confirm the same by mailing a written Notice of Conversion or Continuation to the Agent within 48 hours thereafter.
No provision of this Agreement shall be deemed or construed to permit the "conversion" of any Term Loan (or portion thereof) into a Revolving Credit Loan or the reverse.

     SECTION 3.8.   Duration of Interest Periods; Number of
Borrowings.

           (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to the Advances comprising a Borrowing shall be as specified in the relevant Notice of Borrowing or Notice of Conversion or Continuation. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Borrowing by giving notice of such election in accordance with the provisions of SECTION 3.7(B).

           (b) If the Agent does not receive, in accordance with the provisions of SECTION 3.7(B), a Notice of Conversion or Continuation specifying a subsequent Interest Period for any outstanding Borrowing comprised of Eurodollar Advances, or if, when such Notice must be given, a Default or Event of Default exists, then the Borrower shall be deemed to have elected to convert such Borrowing in whole into a Borrowing comprised of Base Rate Advances on the last day of the Interest Period applicable to such outstanding Borrowing.

           (c) The Borrower may not elect an Interest Period which, when added to the number of Interest Periods then applicable, would result in there being, at any one time (and treating all Base Rate Advances outstanding under the Revolving Credit Facility as one Borrowing and all Base Rate Advances outstanding under the Term Loan Facility as one Borrowing), more than eleven Borrowings outstanding.

     SECTION 3.9.   Voluntary Prepayments; Termination of Agreement.

      (a) The Borrower shall have the right, at any time and from time to time, upon at least two Business Days' notice to the Agent specifying the date and amount of such prepayment, to prepay any Term Loan and the Revolving Credit Loan in whole or in part and, if the Loans are prepaid in full, to terminate this Agreement, without penalty (it being understood and acknowledged by all parties that application of Collateral proceeds to repay Advances under the Revolving Credit Facility pursuant to SECTION 2.3(B) is not and shall not be deemed to be a voluntary prepayment of the Revolving Credit Loan for purposes of this SECTION 3.9) but subject to the provisions of SECTION 3.11; PROVIDED, that any partial prepayment of the Loans shall be applied first to the prepayment of the principal amount of Term Loan B, and, after payment in full of the principal amount of Term Loan B, to the prepayment of the principal amount of Term Loan A, and, after payment in full of the principal amount of Term Loan A, to the prepayment of the outstanding principal amount of the Revolving Credit Loan and all other amounts payable then due under this Agreement and the Notes; PROVIDED, FURTHER, that if the Loans are prepaid in whole or in part pursuant to this SECTION 3.9

           (i) prior to January 1, 1998, the Borrower shall pay to the Agent, for the ratable account of the Lenders, on the date of such prepayment, a fee as liquidated damages therefor and not as a penalty, as follows:

                          (A)  $650,000 in connection with the
           prepayment in full of the Loans from the proceeds of Indebtedness for Money Borrowed, or

                          (B)  an amount equal to 1% of the principal
           amount so prepaid in connection with any prepayment made from any source other than proceeds of Indebtedness for Money Borrowed or internal cash flow of the Borrower, and

                (ii) on or after January 1, 1998 and prior to January 1, 2000, an amount equal to 1% of the principal amount so prepaid.

      (b) Each partial prepayment of the Loans shall be in an aggregate principal amount equal to $500,000 or an integral multiple of $100,000 in excess thereof and, to the extent such prepayment is a prepayment of a Term Loan, as applicable, shall be applied to the principal installments of such Term Loan in inverse order of maturity. Interest on the amount prepaid, accrued to the prepayment date, and all other amounts then due and payable by the Borrower to the Agent or to the Agent for the account of the Lenders under this Agreement or the Notes shall be paid on such date. Any notice of prepayment given by the Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest thereon) shall be due and payable on the date, which shall be a Business Day, specified in such notice.

      (c) On any date on which the aggregate principal amount of the Loans is to be prepaid in full or substantially in full, the Borrower shall also pay to the Agent (i) the principal amount of the Foreign Facilities, together with interest accrued thereon to the date of such prepayment, (ii) an amount in cash, to be held by the Agent for the benefit of the Lenders as cash collateral pursuant to such agreement as the Agent and the Lenders shall reasonably specify, equal to the aggregate face amount of all Letters of Credit outstanding (or the Borrower may satisfy its obligations under this clause (ii) by causing all outstanding Letters of Credit to be returned to Bank of Boston for cancellation in a manner and pursuant to agreements and other documents in form and substance satisfactory to the Agent and the Lenders), and (iii) any and all other amounts accrued or due and payable to the Agent and the Lenders hereunder and under the Notes, including, without being limited to, any and all accrued fees, amounts payable pursuant to SECTIONS 2B.4, 3.4 and 13.2, any amounts payable under the separate agreement referred to in SECTION 3.2, and the applicable prepayment fee determined in accordance with the provisions of SECTION 3.9(A). Upon receipt by the Agent of an amount equal to the aggregate unpaid principal amount of all Loans and interest accrued thereon, an amount equal to the aggregate amount of all Foreign Facility Debt and accrued interest thereon, an amount equal to the aggregate stated amount of all outstanding Letters of Credit or the return of such Letters of Credit, as the case may be, and all such other amounts, this Agreement shall be terminated and none of the Agent, the Lenders or the Borrower shall have any further obligations to any other party hereto except for the Borrower's obligations to the Agent and the Lenders pursuant to SECTIONS 13.2 and 13.14.

      (d) Notwithstanding the foregoing provisions of this SECTION 3.9, if the Majority Lenders shall have determined that Inventory of the Borrower is not Eligible Inventory solely pursuant to the provisions of SUBPARAGRAPH (H) of the definition of Eligible Inventory or that Receivables of the Borrower are not Eligible Receivables solely pursuant to the provisions of SUBPARAGRAPH (P) of the definition of Eligible Receivables and (i) the result of such determination or determinations is to reduce the Borrowing Base to an amount which is less than 80% of the average monthly principal amount of the Revolving Credit Loan outstanding during the 12 months (determined for each such month based on average daily principal outstanding during such month) immediately preceding the date of such determination (or of the last of such determinations) and (ii) within 60 days thereafter the Borrower prepays the outstanding principal amount of the Loans in full, together with accrued interest thereon and the other amounts required to be paid pursuant to SECTION 3.9(C), the prepayment fee otherwise required to be paid pursuant to SECTION 3.9(A) shall not be payable.

     SECTION 3.10.   Changed Circumstances.

           (a)  In the event that:

                (i) on any date on which the Eurodollar Rate would otherwise be set, Bank of Boston shall have determined in good faith (which determination shall be final and conclusive) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, or

                (ii) the Majority Lenders shall notify the Agent that they have determined in good faith (which determination shall be final and conclusive) that the Eurodollar Rate shall no longer represent the effective cost to the Majority Lenders of making or maintaining Eurodollar Advances to be made by them, or

                (iii) any Lender shall notify the Agent that it has determined in good faith (which determination shall be final and conclusive) that the making or continuation of or conversion of any Advance of such Lender to a Eurodollar Advance has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (B) compliance by such Lender in good faith with any Applicable Law or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law);

then, and in any such event, the Agent shall forthwith so notify the Borrower thereof and:

                          (A)  Until the Agent notifies the
           Borrower that the circumstances giving rise to any notice given pursuant to SECTION 3.10(A) no longer apply, the obligation of the Lenders to allow selection by the Borrower of Eurodollar Advances shall be suspended. If at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or a Notice of Conversion or Continuation with respect to one or more Borrowings to be made as or to be converted into or continued as Borrowings comprised of Eurodollar Advances (each, a "Pending Borrowing") but such Pending Borrowings have not yet been so made, converted or continued, each such Notice shall be deemed to be an election by the Borrower of Borrowings comprised of Base Rate Advances.

                          (B)  On such date as is specified in any
           notice to the Borrower from the Agent pursuant to SECTION 3.10(A) (which date shall not be earlier than the date such notice is given), the Borrower shall prepay the outstanding principal amount of all Eurodollar Advances, together with interest thereon and any amount required to be paid pursuant to SECTION 3.11, or convert all such outstanding Eurodollar Advances into Base Rate Advances by giving a Notice of Conversion or Continuation pursuant to SECTION 3.7(B).

           (b) In case of any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                (i) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

                (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already provided for in SECTION 3.1(B)(II)), or

                (iii) imposes upon any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Advances, such Lender shall notify the Agent and the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement of the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error, PROVIDED, that no Lender shall be entitled to charge nor shall the Borrower be obligated to pay any such amount relating to a period more than 90 days prior to the date on which such statement is presented.

           (c) If any Lender determines that (i) the adoption of or change in, in each case after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change after the date hereof in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Lender with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law) promulgated after the date hereof, has the effect of reducing the return on such Lender's capital as a consequence of its Commitment to make Advances hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's then-existing policies with respect to capital adequacy and assuming the full utilization of such Lender's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Agent and the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction of capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error, PROVIDED, that no Lender shall be entitled to charge nor shall the Borrower be required to pay any such amount relating to a period more than 90 days prior to the date on which such statement is presented. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

     SECTION 3.11. Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal of Eurodollar Advances is made other than on the last day of the Interest Period applicable to the Borrowing comprised of such Advances or the Borrower fails to borrow or to convert or continue any Borrowing comprised of Eurodollar Advances after giving a Notice of Borrowing or a Notice of Conversion or Continuation with respect thereto, then the Borrower shall pay to the Agent for the ratable account of the Lenders an amount computed pursuant to the following formula:

                      L = (R - T) x P x D
                               360

      L =  amount payable to the Agent
           R = interest rate on Eurodollar Advances comprising such Borrowing
           T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the Interest Period applicable to such Borrowing and in approximately the same amount as such Borrowing can be purchased by the Agent on the day of such payment of principal or failure to borrow or convert or continue
           P = the amount of principal prepaid or the amount of the requested Borrowing
           D = the number of days remaining in the applicable Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     SECTION 3.12.   Manner of Payment.

           (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Agent or to the Agent for the account of any or all Lenders under this Agreement or any Note shall be made not later than 12:00 noon (Boston time) on the date specified for payment under this Agreement to the Agent at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received on such day after such time shall be deemed a payment on such date for the purposes of SECTION 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Settlement among the Agent and the Lenders will be made in accordance with
SECTION 3.13.

           (b) The Borrower hereby irrevocably authorizes each Lender and each Affiliate of each Lender to charge any account of the Borrower maintained with such Lender or Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to the Agent or such Lender) which are not paid when due.

           (c) If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment, PROVIDED, that if such payment is a payment of principal of or interest on a Eurodollar Advance and such extension of time would cause the payment date to fall in the next calendar month, such payment shall be made on the next preceding Business Day.

     SECTION 3.13.   Pro Rata Treatment; Settlement between Agent and
Lenders.

           (a) Each Borrowing under the Revolving Credit Facility shall be made pro rata from the Lenders on the basis of their respective Commitment Percentages. Each payment or prepayment of principal and interest on the Loans shall be made to the Agent for the account of the Lenders, and shall be applied by the Agent, pro rata on the basis of the respective Commitment Percentages of the Lenders in effect immediately prior to such payment or prepayment; PROVIDED, HOWEVER, that if any Lender shall fail or refuse to make available to the Agent the Advance to be made by such Lender as part of any Borrowing under the Revolving Credit Facility and the provisions of
SECTION 2.2(C) are not applicable, then all amounts thereafter received by the Agent for application to repayment of the principal of or payment of interest on the outstanding Revolving Credit Loan shall be paid by the Agent (i) as to principal, to the Lender, if any, the aggregate principal amount of whose outstanding Advances under the Revolving Credit Facility exceeds such Lender's Commitment Percentage of the total principal amount of the outstanding Revolving Credit Loan until such excess is eliminated and (ii) as to interest, to the Lenders ratably in the same proportion that the Advances under the Revolving Credit Facility outstanding from each of them bears to the total outstanding Revolving Credit Loan.

           (b) The Agent shall pay to each Lender such Lender's pro rata share of all payments received by the Agent hereunder in respect of the principal of, or interest on, the Loans, and such Lender's share of any other Secured Obligation owed to such Lender, by wire transfer of same day funds not later than the first Business Day after such payment is received. Any such amount which is not paid by the Agent to such Lender on the day such payment is received by the Agent, provided such payment is received by the Agent prior to 12:00 noon (Boston time) on such day, shall bear interest for each day until paid in full at the Federal Funds Effective Rate in effect on such day, payable by the Agent.

     SECTION 3.14.   Loan Account.

           (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name. Such loan account shall show as debits thereto each Advance made by such Lender under this Agreement and as credits thereto all payments received by such Lender and applied to repayment or prepayment of the principal of each such Advance, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrower.

           (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share thereof. The Agent shall also maintain on its books a control account for the Borrower in which shall be recorded the amount of any fees due from the Borrower to the Agent and each Lender hereunder and the amount of any fees received by the Agent from the Borrower and each Lender's share thereof.

           (c) The entries made in the accounts pursuant to SECTIONS 3.14(A) and (B) shall be PRIMA FACIE evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SECTION 3.14(B) shall be controlling.

           (d) The Agent on behalf of the Lenders will account to the Borrower monthly with a statement of Borrowings, of the aggregate outstanding principal balance, if any, of the Loans and of charges and payments made pursuant to this Agreement, and such account rendered by the Agent shall be deemed final, binding and conclusive unless the Agent is notified by the Borrower in writing to the contrary within 20 days after the date the account was so rendered. Such notice by the Borrower shall be deemed an objection only to those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect its or any Lender's rights hereunder.



                   ARTICLE 4  - CONDITIONS PRECEDENT

     SECTION 4.1. Conditions Precedent to Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective and the Lenders shall not be obligated to make the Advances under the Term Loan Facility contemplated by SECTION 2A.1 or under the Revolving Credit Facility until each of the following conditions has been fulfilled prior to or contemporaneously with the making of such Advances:

          (a) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its special counsel and the Lenders:

               (i)   certified copies of the certificate of
     incorporation and by-laws of the Borrower as in effect on the Effective Date,

               (ii) certified copies of all corporate action, including stockholder or partner approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Loan Documents and the Borrowings under this Agreement,

               (iii) certificates of incumbency and specimen signa tures with respect to each of the Authorized Officers of the Borrower or other Persons authorized to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower or other Person executing any document to be delivered in connection with this Agreement and to request Borrowings under this Agreement,

               (iv) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified to transact business,

               (v) copies of all the financial statements referred to in SECTION 5.1(N) and meeting the requirements thereof,

               (vi) signed opinions of Watson & Dana, counsel for the Borrower, and of Gordon Altman Butowsky Weitzen Shalov & Wein, special New York counsel for the Borrower, substantially in the form of EXHIBITS C-1 and C-2, respectively, and opining as to such other matters in connection with this Agreement as the Agent or its special counsel may reasonably request,

               (vii) any Financing Statements (including amendments thereto) necessary or appropriate in connection with the transactions contemplated by this Agreement, duly executed by the Borrower, and searches of the Uniform Commercial Code (or equivalent) records of each office in which the filing of a Financing Statement naming the Borrower as debtor and the Agent for the benefit of the Lenders as secured party is necessary or appropriate to perfect the Security Interest as security for the Secured Obligations, evidencing the filing of such Financing Statements and no others affecting the Collateral,

               (viii) copies of a modification agreement with respect to each Mortgage, duly executed and delivered by the Borrower and evidence of the recording of such instrument in the appropriate jurisdiction for the recording of a mortgage (or equivalent) on the Real Estate subject thereto,

               (ix) as to each Mortgage, a fully paid endorsement to each of the mortgagee title insurance policies issued to the Agent in respect of such Mortgage, or, in each case, at the option of the Agent, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy or endorsement, as the case may be, deleted or marked satisfied, issued by a title insurance company satisfactory to the Agent, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring each Mortgage, as modified, to create a valid first Lien on, and security title to, all Real Estate described therein with no exceptions which the Agent shall not have approved in writing and no survey exceptions,

               (x) copies of each of the other Loan Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party,

               (xi) a certification from the Borrower as to such factual matters as shall be requested by the Agent,

               (xii) certificates of insurance relating to (i) each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of
     SECTION 7.9(B) and (ii) each of the policies of insurance required by the Mortgages, in each case together with loss payable clauses satisfactory to the Agent,

               (xiii) a Certificate of the President or Chief Finan cial Officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                         (A)  all of the representations and
          warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and

                         (B)  no Default or Event of Default exists,

               (xiv) a letter from the Borrower to the Agent request ing the Advances under the Term Loan Facility and, if any, the Revolving Credit Facility contemplated to be made on the Effective Date and specifying the method of disbursement,

               (xv) duly executed amendments or modifications to or confirmations of the Agency Account Agreements, the Patent Assignment, the Trademark Assignments, and the Pledge Agreement duly executed and delivered by the Borrower, as the Agent may reasonably request, each in form and substance satisfactory to the Agent and the Lenders,

               (xvi) such assignments of lease and landlord's waiver and consent agreements, or confirmations thereof, duly executed on behalf of each landlord of real property on which any Collateral is located, as the Agent may request,

               (xvii) a Borrowing Base Certificate prepared as of the last day of the month immediately preceding the Effective Date, and

               (xviii)   such other documents and instruments as the
     Agent or any Lender may reasonably request.

          (b) Notes. Each Lender shall have received a Revolving Credit Note and Term Notes complying with the terms of SECTIONS 2.4 AND 2A.4, respectively,

          (c) No Material Adverse Change. As of the Effective Date, no change shall have occurred which is materially adverse to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole from those presented by the audited financial statements for the Borrower and its Consolidated Subsidiaries as of September 30, 1994 and for the fiscal year of the Borrower ended on such date, copies of which have been delivered to Lenders, and the Agent shall be provided with a certificate of the Chief Financial Officer of the Borrower to such effect.

          (d) No Litigation. As of the Effective Date, no action or proceeding, excluding those listed on SCHEDULE 5.1(J), shall have been instituted against the Borrower or any of its Subsidiaries in which an adverse outcome is likely to have a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole and the Agent shall be provided with a certificate of the Chief Financial Officer of the Borrower to such effect.

          (e) Commitment Percentages. The Lenders shall have taken such actions and sold or purchased such amounts of the Revolving Credit Loans as shall satisfy the Agent that the principal amount of the Revolving Credit Loans outstanding to each Lender is in an amount equal to such Lender's Commitment Percentage times the aggregate outstanding principal balance of such Revolving Credit Loans.

     SECTION 4.2.   Subsequent Borrowings.

               (a)    At the time of making of each Borrowing:

                         (i)   all of the representations and
     warranties made or deemed to be made under SECTIONS 5.1(A) (insofar as it pertains to continued existence of the Borrower), 5.1(G), 5.1(H), 5.1(J), 5.1(O), 5.1(Q) AND 5.1(S) shall be true and correct at such time both with and without giving effect to the Borrowing to be made at such time and the application of the proceeds thereof, and

                         (ii)   the corporate actions of the Borrower
     referred to in SECTION 4.1(A)(II) shall remain in full force and effect and the incumbency of the officers or other persons authorized to act on behalf of the Borrower shall be as stated in the certificates of incumbency delivered pursuant to SECTION 4.1(A)(III) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent.

          (b) Each Notice of Borrowing shall constitute a certification to the effect set forth in CLAUSES (A)(I) and (II) above by the Borrower to the Agent for the benefit of the Lenders and the Agent may, without waiving either condition, consider the conditions specified in SECTION 4.2(A)(I) and (II) fulfilled and a certification by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Borrowing then to be made.



     ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER

     SECTION 5.1. Representations and Warranties. The Borrower represents and warrants to the Agent and each Lender as follows:

          (a) Organization; Power; Qualification. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the failure to be so qualified would have a Materially Adverse Effect on the Borrower. The jurisdictions in which the Borrower is qualified to do business are listed on SCHEDULE 5.1(A).

          (b) Subsidiaries and Capital Structure. SCHEDULE 5.1(B) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 5.1(B),

               (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

               (ii) the outstanding stock and securities of each such Subsidiary are owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

               (iii)   the Borrower has no Subsidiaries.

The outstanding capital stock of the Borrower and each of its Subsidiaries has been duly and validly issued and is fully paid and nonassessable by the issuer, and the owners of such shares of capital stock of the Borrower and each of its Subsidiaries are set forth on
SCHEDULE 5.1(B). The sole general partner of Synthetic L.P. is SI Management and the sole general partner of SI Management is Synthetic Management.

          (c) Authorization of Agreement and Loan Documents and Borrowing. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms and to make Borrowings hereunder. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly Authorized Officers of the appropriate Loan Party and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

          (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, etc. Except as provided in SCHEDULE 5.1(D), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the Borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

               (i) require any Government Approval or violate any Applicable Law relating to the Borrower or any Subsidiary of the Borrower,

               (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Borrower or any Subsidiary of the Borrower, any indenture, agreement or other instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower may be bound or any Governmental Approval relating to the Borrower or any Subsidiary of the Borrower, or

               (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower other than the Security Interest.

          (e) Business. The Borrower is presently engaged principally in the business of converting polypropylene resins into woven and non-woven non-apparel products.

          (f) Compliance with Law; Governmental Approvals. Except as set forth in SCHEDULE 5.1(F), the Borrower and each of its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding, except as would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrower or such Subsidiary and in respect of which adequate reserves have been established on the books of the Borrower or such Subsidiary, and (ii) is in compliance with each Governmental Approval and in compliance with all other Applicable Law relating to it, except for such noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrower or such Subsidiary and in respect of which adequate reserves have been established on the books of the Borrower or such Subsidiary.

          (g) Titles to Properties. Except as set forth in SCHEDULE 5.1(G), the Borrower and each Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its real properties and valid and legal title to all personal property and assets, including but not limited to, those reflected on the balance sheet delivered pursuant to SECTION 5.1(N), except those which have been disposed of by the Borrower or such Subsidiary subsequent to such date in the ordinary course of business.

          (h) Liens. Except for Permitted Liens (including Existing Liens set forth on SCHEDULE 5.1(H)), none of the respective properties and assets of the Borrower or its Subsidiaries is, as of the Agreement Date, subject to any Lien. No financing statement under the Uniform Commercial Code or other instrument evidencing a Lien which names the Borrower or any Subsidiary as debtor (other than the Financing Statements) which has not been terminated has been filed in any State or other jurisdiction and neither the Borrower nor any Subsidiary has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on SCHEDULE 5.1(H).

          (i) Indebtedness and Guarantees. SCHEDULE 5.1(I) is a complete and correct listing of all (i) Indebtedness for Money Borrowed and (ii) Guarantees of the Borrower and each of its Subsidiaries as of the Agreement Date. The Borrower and each Subsidiary has performed and is in compliance with all of the terms of such Indebtedness and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists as of the Agreement Date with respect to any such Indebtedness or Guarantee.

          (j) Litigation. Except as set forth on SCHEDULE 5.1(J), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any Subsidiary of the Borrower or any of its respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower and such Subsidiaries which, if adversely determined, would not singly or in the aggregate (together with those described in SCHEDULE 5.1(J)) have a Materially Adverse Effect on the Borrower or any such Subsidiary and there are no strikes or walkouts in progress relating to any labor contracts to which the Borrower or any such Subsidiary is a party.

          (k) Patents and Trademarks. The Borrower owns or possesses all patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copy rights and rights with respect to the foregoing which are required to conduct the business of the Borrower and its Subsidiaries as now and presently planned to be conducted without conflict with the rights of others and SCHEDULE 5.1(K) lists all patents and trademarks owned by the Borrower on the Agreement Date or to be acquired and owned on the Effective Date.

          (l) Tax Returns and Payments. All United States federal, state and local as well as foreign national, provincial and local, tax returns of the Borrower and each Subsidiary of the Borrower required by Applicable Law to be filed have been duly filed, and all federal, state foreign national, provincial and local taxes, assessments and other governmental charges or levies upon the Borrower and each Subsidiary of the Borrower and its respective property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 8.6. Federal income tax returns for the Borrower and its Consolidated Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes), and all deficiencies satisfied as reflected on SCHEDULE 5.1(L). Foreign national and provincial tax returns of the Foreign Subsidiaries have been settled and agreed with the foreign taxing authorities as reflected on SCHEDULE 5.1(L). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such companies are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect on the Borrower or its Subsidiaries.

          (m)   Burdensome Provisions.  Except as set forth on
SCHEDULE 5.1(M), neither the Borrower nor any Subsidiary of the Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Materially Adverse Effect on the Borrower or such Subsidiary.

          (n) Financial Statements. The Borrower has furnished to the Agent and each Lender copies of the audited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1994 and the related audited Consolidated statements of income, cash flow and shareholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year of the Borrower ended on such date, certified, without qualification, by Deloitte & Touche. Such financial statements are complete and correct, and present fairly in accordance with GAAP the financial position of the Borrower and its Consolidated Subsidiaries as at, and results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on, the respective dates thereof. Except as disclosed or reflected in such financial statements and except as disclosed in writing to the Lenders prior to the Effective Date, as at the Effective Date the Borrower had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

          (o)   Adverse Change.  Since September 30, 1994,

               (i) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole has occurred, and

               (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

          (p) ERISA. Except as set forth on SCHEDULE 5.1(P), as supplemented from time to time, the Borrower has no Plans. Each Plan is in compliance with ERISA in all material respects. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower.

          (q) Absence of Defaults. Neither the Borrower nor any Subsidiary of the Borrower is in default under its certificate of incorporation, charter, other incorporation documents or by-laws and no event has occurred, which has not been remedied, cured or waived,

               (i) which constitutes a Default or an Event of Default, or

               (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary of the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary of the Borrower is a party or by which the Borrower or any Subsidiary of the Borrower or any of their respective properties may be bound, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower or the relevant Subsidiary.

          (r.)   Accuracy and Completeness of Information.  All
written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Agent were, to the best of the Borrower's knowledge, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect upon the Borrower and its Subsidiaries taken as a whole which has not been set forth in the financial statements referred to in
SECTION 5.1(N) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent prior to the Agreement Date. No document furnished or written statement made to the Agent in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statement contained therein not misleading.

          (s) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the Senior Subordinated Debt and the other transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

          (t)   Receivables.

               (i) Status. The Borrower has no knowledge of any fact or circumstance not disclosed to the Agent in writing which would impair the validity or collectibility of any Receivable.

               (ii) Principal Executive Offices. The principal executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(T) and, except as shown on such schedule, have been located there for the five years immediately preceding the Agreement Date or for the duration of such Person's existence, whichever is less.

          (u)   Inventory.

               (i) Condition. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in SECTION 5.1(N) or delivered pursuant to ARTICLE 9.

               (ii) Location. All Inventory is located on the premises set forth on SCHEDULE 5.1(U) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent, and has been so located for the last five years.

          (v) Equipment. All Equipment of the Borrower is in good order and repair in all material respects and is located on the premises set forth on SCHEDULE 5.1(V) and no Equipment of the Borrower has been located on other premises during the last five years.

          (w) Real Property. The Borrower owns no real property other than the Real Estate and leases no real property other than that described on SCHEDULE 5.1(W) and, except as otherwise disclosed on
SCHEDULE 5.1(W) such Real Property and leaseholds constitute all of the real property employed in the business of the Borrower.

          (x) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 5.1(X), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name on the Effective Date.

          (y) Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent, with a counterpart for each Lender, a statement in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

               (z) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

               (aa) Hazardous Waste and Substances; Environmental Requirements. Without limiting the generality of SECTION 5.1(F), the Borrower is in compliance with all Environmental Laws and occupational health and safety laws applicable to the Borrower or its properties, including the Real Estate. The Borrower shall promptly notify the Agent of its receipt of any notice of a violation of any such law, standard or regulation. The Borrower hereby agrees to indemnify and hold the Agent and each of the Lenders harmless from all loss, cost, damage, claim and expense incurred by the Agent or such Lender on account of the Borrower's failure to perform the obligations of this subparagraph.

     SECTION 5.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including but not limited to any such made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall (unless otherwise provided) be made or deemed to be made at and as of the Agreement Date and at and as of the Effective Date and to the extent provided in SECTION 4.2(B) as of the date of each Borrowing made after the Effective Date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender, or any Borrowing hereunder.


ARTICLE 6 - SECURITY INTEREST

     SECTION 6.1.   Security Interest.

          (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby confirms the mortgage, pledge and assignment pursuant to the Existing Credit Agreement and re-mortgages, re-pledges and re-assigns all of the Collateral to the Agent on behalf, and for the account, of the Lenders and confirms the grant pursuant to the Existing Credit Agreement and re-grants to the Agent on behalf, and for the account, of the Lenders a continuing security interest in, and a continuing Lien upon, all of the Collateral.

          (b) As additional security for all of the Secured Obligations, the Borrower hereby confirms the grant pursuant to the Existing Credit Agreement and re-grants to the Agent on behalf, and for the account, of the Lenders a security interest in, and assigns to the Agent on behalf, and for the account, of the Lenders all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender, or Affiliate of such Lender, to the Borrower, or credited by or due from any participant to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of each Lender and each participant to pay or deliver to the Agent for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time upon the occurrence of any Event of Default or in the event that the Agent on behalf of the Lenders should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization to, and make any suitable arrangements with, any such Lender, Affiliate or participant of a Lender for effectuation thereof, and the Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

     SECTION 6.2.   Continued Priority of Security Interest.

          (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

          (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 6.2(A), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including but not limited to:

               (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

               (ii) obtaining, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers,

               (iii) delivering to the Agent, endorsed or accom panied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

               (iv) executing and delivering financing statements, pledges, designations, mortgages, deeds to secure debt, deeds of trust, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

          (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose contemplated in this SECTION 6.2. The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient, to the extent permitted by law, as a financing statement.

          (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.



     ARTICLE 7 - COLLATERAL COVENANTS

      Until this Agreement has been terminated and all the Secured Obligations have been irrevocably paid in full, unless the Majority Lenders shall otherwise consent in the manner provided in SECTION
13.12:

     SECTION 7.1.  Collection of Receivables.

          (a) The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular the Borrower will:

               (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and

               (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified Lockbox.

     (b) Each Agency Account Agreement shall provide that all deposits in each Agency Account be transmitted daily by wire transfer or depository transfer check in accordance with procedures set forth in such Agency Account Agreement to the Agent at the Agent's Office:


               (i) for credit on account of the Secured Obligations, as provided in SECTIONS 2.3(C), 11.2 AND 11.4, such credits to be entered as of the Business Day after receipt and to be conditional upon final payment in cash or solvent credits of the items giving rise to them, and

               (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to the Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, to the Designated Deposit Account.

          (c) Any moneys, checks, notes, drafts or other payments referred to in SUBSECTION (A) of this SECTION 7.1 which are received by or on behalf of the Borrower will be held in trust for the Agent and will be delivered to a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for deposit in the Agency Account maintained with such Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

     SECTION 7.2. Verification and Notification. The Agent shall have the right,

          (a) at any time and from time to time, in the name of the Agent, the Lenders or the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and

          (b) from and after the occurrence of a Default or Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent on behalf of the Lenders and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent on behalf of the Lenders and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

     SECTION 7.3.   Disputes, Returns and Adjustments.

          (a) In the event any amounts due and owing under any Receivable for an amount in excess of $200,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Agent with prompt written notice thereof.

          (b) The Borrower shall notify the Agent promptly of all material returns and credits in respect of any Receivables which notice shall specify the Receivables affected.

          (c) The Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, PROVIDED that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any Receivable, and (ii) the Agent is promptly notified of the amount of any such adjustments in excess of $100,000 and the Receivable affected thereby.

     SECTION 7.4.   Invoices.

          (a) The Borrower will not use any invoices except invoices in the forms delivered to the Agent prior to the Agreement Date, unless the Borrower shall have given the Agent 30 days prior notice of their intended use.

          (b) Upon the request of the Agent, the Borrower shall deliver to the Agent copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

     SECTION 7.5.   Delivery of Instruments.  In the event any
Receivable becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent on behalf of the Lenders.

     SECTION 7.6. Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

     SECTION 7.7. Work in Process. The Security Interest in the Inventory shall continue through all stages of manufacture (to the extent, in the case of goods being manufactured for the Borrower by others, of the Borrower's interest in such goods) and shall, without further act, attach to raw materials, to work in process, to the finished goods and to the proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Borrower by customers or is otherwise recovered.

     SECTION 7.8.   Ownership and Defense of Title.

          (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, except for the disposition of Equipment no longer used or deemed useful in the business of the Borrower in an amount of up to $250,000 in aggregate fair market value (net of the cost of any substitute or replacement Equipment) during any 12-month period. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

          (b) The Borrower shall defend its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

     SECTION 7.9.   Insurance.

          (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent or any Lender shall reasonably specify, in amounts and under policies issued by the Borrower's present insurers or other insurers reasonably acceptable to the Majority Lenders. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent. The Borrower will not use or permit the Inventory or Equipment owned or used by it to be used unlawfully or outside of any insurance coverage.

          (b) All insurance policies required under SECTION 7.9(A) shall contain loss payable clauses in the form submitted to the Borrower by the Agent or in other form and substance satisfactory to the Majority Lenders, naming the Agent, on behalf of the Lenders, as loss payee as their interests may appear, and providing

               (i) that all proceeds thereunder shall be payable to the Agent on behalf of the Lenders,

               (ii) that no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

               (iii) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least 30 days' prior written notice is given to the Agent.

          (c)   Any proceeds of insurance referred to in this SECTION
7.9 which are paid to the Agent shall be, at the sole option of the Majority Lenders, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations; PROVIDED, HOWEVER, that if the total loss is $10,000,000 or less, and at the time no Event of Default has occurred and is continuing, then the Borrower may reborrow under the terms of this Agreement the amount of any such proceeds applied to repay Secured Obligations to rebuild, restore or replace the damaged or destroyed property, subject to reasonable conditions as would ordinarily be applied by the Lenders in making construction loans.

          (d) With respect to the Real Estate, the Borrower shall maintain insurance as provided in the Mortgages.

     SECTION 7.10.   Location of Offices and Collateral.

          (a) The Borrower will not change the location of its chief executive office or its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 60 days prior written notice thereof.

          (b) All Inventory, other than Inventory in transit, to any such location, and all Equipment will at all times be kept by the Borrower at the locations set forth in SCHEDULES 5.1(U) AND 5.1(V), respectively, and shall not, without the prior written approval of the Agent, be removed therefrom except, prior to an Event of Default, for sales of Inventory permitted under SECTIONS 7.6 and 7.8.

          (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default shall instruct them to hold all such Inventory for the account of the Lenders, subject to the instructions of the Agent.

     SECTION 7.11.   Records Relating to Collateral.

          (a)   The Borrower will at all times

               (i) keep complete and accurate records of Inventory on a FIFO basis, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and

               (ii)   keep complete and accurate records of all other
     Collateral.

          (b) The Borrower will take, or cause to be taken, a complete physical listing of all Inventory, wherever located, at least annually.

     SECTION 7.12. Inspection. The Agent and each Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any reasonable time or times during normal business hours and at their own expense to inspect the Collateral, all files relating thereto and the premises upon which any of the Collateral is located, to discuss the Borrower's affairs and finances, insofar as the same are reasonably related to the rights of the Agent and each Lender hereunder or under any of the Loan Documents, with any Person (except that any such discussion with any member of the media or any competitor who is not also a supplier shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures), to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Agent and each Lender any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.

     SECTION 7.13 Maintenance of Equipment. The Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

     SECTION 7.14.    Information and Reports.

          (a) Schedule of Receivables. The Borrower shall deliver to the Agent and each Lender by the first day and the 15th day of each month a Schedule of Receivables which

               (i) shall be as of the 15th day and the last Business Day, respectively, of the immediately preceding accounting month of the Borrower,

               (ii) shall, in the case of the Schedule delivered not later than the 15th day of each calendar month, be reconciled to the Borrowing Base Certificate as of the last Business Day of the immediately preceding month,

               (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed, and

               (iv) shall set forth a detailed report of balances due from and rebates owing to Account Debtors, specifying the names and addresses of each Account Debtor, the balance due on each Account Debtor's Account and the amount of any rebate owed to that Account Debtor in the ordinary course of the Borrower's business.

          (b) Schedule of Inventory. The Borrower shall deliver to the Agent and each Lender by the 15th day of each month a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Borrower, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost thereof together with a current price list for such Inventory.

          (c) Schedule of Equipment. The Borrower shall deliver to the Agent and each Lender on such dates as may be requested by the Agent or any Lender, a Schedule of Equipment describing each item of Equipment having an original purchase price in excess of $250,000 and the appraised value, if any, and the cost thereof.

          (d) Borrowing Base Certificate. The Borrower shall deliver to the Agent and each Lender not later than the 15th day of each calendar month a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding month.

          (e) Notice of Diminution of Value. The Borrower shall give prompt notice to the Agent and each Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $200,000 in the value of any of its Collateral.

          (f) Other Information. The Agent may in its discretion from time to time require the Borrower to deliver the schedules described in SECTIONS 7.14(A), (B), (C) and (D) more or less often and on different schedules. Additionally the Borrower shall furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or any Lender may reasonably request.

     SECTION 7.15 Power of Attorney. The Borrower hereby appoints the Agent, as its attorney, with power

          (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or a Lender's possession, and

          (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, or verifications of account and on notices to or from customers.

     SECTION 7.16. Leaseholds. The Borrower shall execute and deliver to the Agent on behalf of the Lenders, promptly after request by the Agent, such duly executed leasehold mortgages, assignments of leases, financing statements and landlords consents with respect to real property leased by the Borrower as the Agent may request, subject however to the ability of the Borrower to obtain necessary consents from the landlord to such leasehold mortgages, assignments of leases, financing statements and consents after employing its good faith best efforts to do so. In addition, the Borrower shall cause to be furnished to the Agent on behalf of the Lenders, at the Borrower's expense, fully-paid mortgagee title insurance with respect to the property covered by such leasehold mortgages, in form, substance and amount and from an insurer satisfactory to the Agent. The Borrower shall pay all fees, costs, expenses (including, without limitation, recording and filing fees and fees of counsel) incurred in connection with the preparation, recording and filing of such leasehold mortgages, assignments of leases and financing statements.

     SECTION 7.17. Motor Vehicle Title Certificates. The Borrower shall deliver to the Agent promptly after the Agent's request therefor, certificates of title for each vehicle included in the Equipment, together with duly executed applications to the appropriate State authorities requesting that each such certificate of title be reissued with the Security Interest noted thereon.

     SECTION 7.18. Title Insurance. In the event that the conditions of SECTION 4.1(A)(IX) are met by the delivery to the Agent on or prior to the Effective Date of commitments for the issuance of endorsements to mortgagee title insurance policies, the Borrower agrees that fully-paid endorsements meeting the requirements set forth in SECTION 4.1(A)(IX) shall be delivered to the Agent within 45 days after the Effective Date.




     ARTICLE 8 - AFFIRMATIVE COVENANTS

     Until this Agreement has been terminated and all the Secured Obligations have been irrevocably paid in full, unless the Majority Lenders shall otherwise consent in the manner provided for in SECTION 13.12, the Borrower will, and will cause each of its Subsidiaries to:

          SECTION 8.1. Preservation of Legal Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign entity and authorized to do business in each jurisdiction in which the failure to be so qualified would have a Materially Adverse Effect on the Borrower or such Subsidiary.

          SECTION 8.2   Compliance with Applicable Law.

          (a) Comply with all Applicable Law relating to the Bor rower or such Subsidiary where the failure to so comply would have a Materially Adverse Effect on the Borrower or such Subsidiary.

          (b) Whenever, subsequent to the Agreement Date, a material Governmental Approval shall be required by Applicable Law and is not routine in nature, deliver to the Agent on behalf of the Lenders a listing of such Governmental Approval and a copy thereof.

     SECTION 8.3. Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 7.8 and of any of the Security Documents,

          (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects all tangible properties, and

          (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 8.4. Conduct of Business. At all times carry on its business in an efficient manner and engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date.

     SECTION 8.5 Insurance. Maintain, in addition to that required by SECTION 7.9 or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 8.6. Payment of Taxes and Claims. Pay or discharge when due

          (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and

          (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals before the same become a Lien on any properties of the Borrower or such Subsidiary;

except that this SECTION 8.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

     SECTION 8.7.   Accounting Methods and Financial Records.
Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and maintain October 1 - September 30 as its fiscal year unless the Majority Lenders shall have agreed to a change in the Borrower's fiscal year.

     SECTION 8.8. Visits and Inspections. Permit representatives of the Agent or any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and at their own expense, to

          (a)   visit and inspect its properties,

          (b) inspect and make extracts from its relevant books and records, including but not limited to management letters prepared by independent accountants, and

          (c) discuss with its principal officers and its inde pendent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

The rights granted the Agent and the Lenders by the Borrower under this Section are in addition to and not in derogation of the rights of the Agent and the Lenders under SECTION 7.12 and nothing in this Section shall be construed as imposing any requirement of notice or any other limitation on the rights of the Agent or the Lenders under SECTIONS 7.2 OR 7.3.

     SECTION 8.9.   Use of Proceeds.

          (a) Use the proceeds of all Advances made on the Effective Date for the purposes set forth on SCHEDULE 8.9,

          (b) use the proceeds of all subsequent Advances only for working capital and general business purposes of the Borrower, including Capital Expenditures, and

          (c) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or Regulations G, T or X of such Board of Governors, or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     SECTION 8.10. Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of SECTION 8.2 and of any of the Security Documents, comply with all laws, governmental standards and regulations applicable to the Borrower or to the Real Estate in respect of occupational health and safety and Environmental Laws, promptly notify the Agent and each Lender of its receipt of any notice of a violation of any such law, standard or regulation, and indemnify and hold the Agent and each Lender harmless from all loss, cost, damage, claim and expense incurred by the Agent or such Lender on account of the Borrower's failure to perform the obligations of this subparagraph.

     SECTION 8.11 Loans to Foreign Subsidiaries. In the event that the Majority Lenders consent to the Borrower making any loans to any Foreign Subsidiaries, require and cause such loans, if requested by the Majority Lenders, to be secured by a charge against all assets of such Foreign Subsidiary, and assign and pledge (pursuant to the Pledge Agreement or otherwise) to the Agent on behalf of the Lenders all such loans and charges as security for the Secured Obligations together with all instruments and other documents evidencing such loans and charges.



                          ARTICLE 9 - INFORMATION

     Until this Agreement has been terminated and all the Secured Obligations have been irrevocably paid in full, unless the Majority Lenders shall otherwise consent in the manner set forth in SECTION 13.12, the Borrower will furnish to the Agent at its office then designated for notices pursuant to SECTION 13.1:

     SECTION 9.1.   Financial Statements.

          (a) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 20 days after the end of each month, copies of (i) the unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited Consolidated statement of income for the Borrower and its Consolidated Subsidiaries for such month, for the fiscal quarter of the Borrower then ended (if such month is the last month in any such fiscal quarter) and for the portion of the fiscal year of the Borrower through such month, certified by the Chief Financial Officer as presenting fairly the Consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole (subject to normal year-end audit adjustments), (ii) if such month is the last month in any fiscal quarter of the Borrower, the unaudited Consolidated statement of cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal quarter and for the portion of the fiscal year of the Borrower through such fiscal quarter, certified by the Chief Financial Officer as presenting fairly the cash flow of the Borrower and its Consolidated Subsidiaries taken as a whole (subject to normal year-end audit adjustments), (iii) the unaudited consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidating statement of income for the portion of the fiscal year through such month, in each case showing intercompany eliminations, certified by the Chief Financial Officer as being fairly stated in all material respects (subject to normal year-end adjustments) when considered in relation to the Consolidated financial statements of the Borrower and its Consolidated Subsidiaries, (iv) a forecast of cash flow from operations for the ensuing six months, and
(v) if such month is the last month of a fiscal quarter, a forecast of consolidating and Consolidated sales and operating earnings for the next succeeding fiscal quarter, which forecast shall be furnished only to the Agent and such of the Lenders as shall specifically request to be furnished with a copy of thereof; and

          (b) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of (i) the Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrower (unless there is no previous full year), certified, without qualification as to the scope of the audit, by independent certified public accountants of nationally recognized standing, whose certificates shall be in scope and substance satisfactory to the Agent and the Majority Lenders and who shall have authorized the Borrower to deliver such financial statements and certifications thereof to the Agent and Lenders pursuant to this Agreement, and (ii) the consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statement of income for such fiscal year, in each case showing intercompany eliminations, certified by the Chief Financial Officer as being fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Consolidated Subsidiaries;

all such financial statements to be complete and correct in all material respects and, except for forecasts, prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

     SECTION 9.2. Accountants' Certificate. Together with the financial statements referred to in SECTION 9.1(B), the Borrower shall deliver a certificate of such accountants addressed to the Agent

          (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

          (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in SECTIONS 10.1, 10.2, 10.5, 10.10 and 10.11, as at the date of such financial statements.

          SECTION 9.3.   Officer Certificate.  At the time the
financial statements are furnished pursuant to SECTION 9.1(A), the Borrower shall also furnish a certificate of its President or Chief Financial Officer in the form of EXHIBIT D hereto

          (a) setting forth as at the end of such month the calculations required to establish whether or not the Borrower was in compliance with the requirements of SECTIONS 10.1, 10.2, 10.5, 10.10 and 10.11, as at the end of each respective period, and

          (b) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event or failure.

     SECTION 9.4.   Copies of Other Reports.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Subsidiary or Affiliate of the Borrower, or their respective Boards of Directors by their independent public accountants, including, without limitation, any management report.

          (b) As soon as practicable, copies of all financial statements and reports as the Borrower or any Subsidiary or Affiliate of the Borrower shall send to its stockholders, and of all registration statements and all regular or periodic reports which the Borrower or any Subsidiary or Affiliate of the Borrower shall file with the Securities and Exchange Commission or any successor commission.

          (c) At the same time as the monthly or annual financial statements are delivered pursuant to SECTIONS 9.1, a statement setting forth the cash flows of the Borrower and each Consolidated Subsidiary of the Borrower for the period covered by such statements.

          (d) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and each Subsidiary as the Agent or any Lender may request and that the Borrower or any Subsidiary has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain. The rights of the Agent and each Lender under this SECTION 9.4(D) are in addition to and not in derogation of its rights under any other provision of this Agreement or any of the Security Documents.

          (e) If requested by the Agent or any Lender, the Borrower will furnish to the Agent or such Lender statements in conformity with the requirements of Federal Reserve Form FR G-3 or FR U-1 referred to in Regulations G or U of the Board of Governors of the Federal Reserve System.

     SECTION 9.5. Notice of Litigation and Other Matters. Prompt notice of:

          (a) to the extent the Borrower is aware of the same, the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Subsidiary or Affiliate of the Borrower or any of their respective property, assets or businesses, which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect on the Borrower or such Subsidiary,

          (b) any amendment of the certificate of incorpora-tion, or the charter documents, by-laws or partnership certificate or agreement of the Borrower or any Subsidiary or Affiliate of the Borrower,

          (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary or Affiliate of the Borrower which has had or may foreseeably have any Materially Adverse Effect on the Borrower or any such Subsidiary and any change in the executive officers of the Borrower or any such Subsidiary, and

          (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event or default by the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement to which such Borrower or any such Subsidiary is a party or by which the Borrower or any such Subsidiary or any of their respective properties may be bound, including, without limitation, the Indenture.

     SECTION 9.6. ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

          (a) any Termination Event with respect to a Plan has occurred or will occur, or

          (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

          (c) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, a certificate of the President or Chief Financial Officer of the Borrower setting forth the details of such of the events described in CLAUSES (A) through (C) as applicable and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (A) through (C) as applicable.

     SECTION 9.7. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this ARTICLE 9 or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

     SECTION 9.8. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, Borrower promptly shall provide to the Agent and each Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Majority Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).



                    ARTICLE 10 - NEGATIVE COVENANTS

     Until this Agreement has been terminated and all the Secured Obligations have been irrevocably paid in full, unless the Majority Lenders shall otherwise consent in the manner set forth in SECTION 13.12, the Borrower will not directly or indirectly, and in the case of SECTION 10.2 through 10.16 will not permit its Subsidiaries to:

     SECTION 10.1.   Financial Ratios.  Permit:

          (a)   Working Capital.  Current Assets minus Current
Liabilities (excluding the amount of Indebtedness outstanding under the Revolving Credit Facility) of the Borrower and its Consolidated Subsidiaries to be less than $35,000,000 at any time;

          (b) Total Interest Coverage. The ratio of EBITDA to Consolidated Total Interest Expense (plus capitalized interest in connection with Capital Expenditures, but excluding therefrom any amortization of bond discount in connection with the Senior Subordinated Debentures) of the Borrower and its Consolidated Subsidiaries, for any period of 12 consecutive months ending

               (i) on the last day of any month ending after the Effective Date and on or before March 31, 1995, shall be not less than 2.00 to 1;

               (ii) on the last day of any month ending after March 31, 1995 and on or before June 30, 1995, shall be not less than
     1.70 to 1;

               (iii) on the last day of any month ending after June 30, 1995 and on or before February 29, 1996 to be less than 1.40 to 1;

               (iv) on the last day of any month ending after February 29, 1996 and on or before August 31, 1996 to be less than 1.60 to 1; and

               (v) on the last day of any month ending after August 31, 1996 to be less than 2.00 to 1.

          (c) Total Debt Service Coverage. The ratio of Operating Cash Flow for any period described below to the sum of the aggregate amount of Total Interest Expense PLUS principal of Indebtedness for Money Borrowed paid (or payable as regularly scheduled principal repayments thereof) by the Borrower and its Consolidated Subsidiaries during the same period, to be less than:

               (i) 1.05 to 1 for any period of four consecutive fiscal quarters ending after the Effective Date and on or before March 31, 1996;

              (ii) 1.10 to 1 for any period of four consecutive fiscal quarters ending after March 31, 1996 and on or before March 31, 1997; and

             (iii) 1.20 to 1 for any period of four consecutive fiscal quarters ending after March 31, 1997.

          (d) Total Debt Coverage. The ratio of Indebtedness for Money Borrowed to EBITDA of the Borrower and its Consolidated
Subsidiaries to be greater than:

               (i) 6.25 to 1 for any period of four consecutive fiscal quarters ending after the Effective Date and on or before March 31, 1996;

               (ii) 5.50 to 1 for any period of four consecutive fiscal quarters ending after March 31, 1996 and on or before March 31, 1997; and

               (iii) 5.00 to 1 for any period of four consecutive fiscal quarters ending after March 31, 1997.

          (e) Debt to Worth. The ratio of Consolidated Total Unsubordinated Debt (other than deferred taxes) of the Borrower and its Consolidated Subsidiaries to the sum of Consolidated Tangible Net Worth PLUS Subordinated Indebtedness to be greater than 0.90 to 1 at any time after the Effective Date.

     SECTION 10.2. Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this
SECTION 10.2 shall not apply to:

          (a) Indebtedness of the Borrower for Money Borrowed represented by the Loans and the Senior Subordinated Debentures,

          (b) without duplication of such Indebtedness specifically listed in the foregoing SUBSECTION (A), Existing Indebtedness for Money Borrowed,

          (c)   Permitted Purchase Money Indebtedness,

          (d) Indebtedness for Money Borrowed of any Consolidated Subsidiary (i) arising under a Foreign Facility Agreement in an aggregate principal amount not greater than $4,000,000 or the Dollar Equivalent of such amount, or (ii) which is not secured by any Lien on the assets of such Consolidated Subsidiary or any of its Affiliates or Subsidiaries or Guaranteed by any Affiliate or Subsidiary of such Consolidated Subsidiary, and

          (e) other Indebtedness of the Borrower and its Subsidiaries for Money Borrowed, excluding Capitalized Lease
Obligations, the aggregate principal amount of which outstanding at any time does not exceed $250,000.

     SECTION 10.3. Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for Existing Guaranties and the guaranty of the Borrower under ARTICLE 14.

     SECTION 10.4. Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such Agreement Date, permit any Investment to be outstanding, except that this SECTION 10.4 shall not apply to Permitted Investments.

     SECTION 10.5. Capital Expenditures. Make or incur any Capital Expenditures, except that this SECTION 10.5 shall not apply to Capital Expenditures in any fiscal year of the Borrower which, together with all other such Capital Expenditures by the Borrower and its Subsidiaries made during such fiscal year, would not exceed, in the aggregate:

               (a)   for the fiscal year of the Borrower ending
September 30, 1995, $13,000,000;

               (b) for the fiscal year of the Borrower ending September 30, 1996, $6,000,000 PLUS the lesser of $4,000,000 and the amount, if any, by which $13,000,000 exceeds the actual amount of Capital Expenditures of the Borrower and its Consolidated Subsidiaries made during the fiscal year of the Borrower ending September 30, 1995; and

               (c) for any fiscal year of the Borrower ending after September 30, 1996, $6,000,000.

     SECTION 10.6. Restricted Payments and Purchases, Etc. Declare or make any Restricted Dividend Payment, Restricted Payment or
Restricted Purchase.

     SECTION 10.7. Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, except that the provisions of this SECTION 10.7 shall not apply to sales or other transfers of assets by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

     SECTION 10.8. Transactions with Affiliates. Effect any trans action with any Affiliate on a basis less favorable to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a Person not an Affiliate, except that the provisions of this SECTION 10.8 shall not apply to transactions entirely between (a) the Borrower and any Subsidiary of the Borrower or (b) Subsidiaries of the Borrower.

     SECTION 10.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower or any of its Subsidiaries, real, personal or mixed, tangible or intangible, other than Permitted Liens.

     SECTION 10.10. Capitalized Lease Obligations. Incur after the Agreement Date any Capitalized Lease Obligation if such Capitalized Lease Obligation when added to other Capitalized Lease Obligations and Permitted Purchase Money Indebtedness of the Borrower and its
Subsidiaries incurred after the Agreement Date shall exceed
$2,000,000.

     SECTION 10.11 Operating Leases. Enter into any Operating Lease if the aggregate annual rental under all Operating Leases of the Borrower and its Subsidiaries would exceed $4,500,000 at the Effective Date or at any time thereafter; PROVIDED, FURTHER, that a purchase of equipment by the Borrower for which the Borrower is reimbursed by a leasing company shall be deemed to be an Operating Lease and subject to this SECTION 10.11 and shall not be deemed to be a sale and leaseback.

     SECTION 10.12 Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans of the Borrower and its Subsidiaries to exceed $-0-.

     SECTION 10.13 Sales and Leasebacks. Enter into any arrangement with any Person providing for its leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower or any Subsidiary of the Borrower to such Person.

     SECTION 10.14 Prepayments of Indebtedness for Money Borrowed. Make any prepayments (other than regularly scheduled installment or amortization payments), directly or indirectly, on account of the principal of any Indebtedness for Money Borrowed (except the Loans and the Foreign Facilities in accordance with the other provisions of this Agreement or of the applicable Foreign Facility Agreements, as the case may be), or amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any such Indebtedness.

     SECTION 10.15 Change in Business. Engage in any line of business other than that engaged in on the Effective Date.

     SECTION 10.16. Issuance of Stock by Subsidiaries. Permit any Subsidiary (either directly or indirectly by issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its capital stock (other than directors' qualifying shares).

     SECTION 10.17. No Amendment. Amend in any material respect any term or provision contained in the Indenture, the Senior Subordinated Debentures, or consent to or enter into any agreement providing for the designation of any Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries, other than Indebtedness represented by the Loans, the Notes and the Foreign Facilities, as "Designated Senior Indebtedness," as such term is defined in the Indenture.



                         ARTICLE 11 - DEFAULT

     SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) Default in Payment. The Borrower or any Foreign Subsidiary shall default in any payment of principal of, or interest on, any Loan, Note or any Foreign Facility when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise) or in the reimbursement on demand (including by a Borrowing if permitted hereunder) of any amount drawn under a Letter of Credit.

          (b) Other Payment Default. The Borrower or any Foreign Subsidiary shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation or obligation under the Foreign Facilities, and such default shall continue for a period of five days after written notice thereof has been given to the Borrower by the Agent on behalf of the Lenders.

          (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document or by a Foreign Subsidiary under any Foreign Facility Agreement, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

          (d) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in

               (i) ARTICLES 6, 7 OR 10 OR SECTIONS 8.1 (insofar as it requires the preservation of the corporate existence of the Borrower and the Foreign Subsidiaries), 8.9, 9.5 OR 9.6, or

               (ii) this Agreement (other than any such term, covenant, condition or agreement a default in the performance or observance of which is dealt with specifically elsewhere in this
     SECTION 11.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Agent.

          (e)   Indebtedness Cross-Default.

               (i) There shall have occurred any default or event of default or other event, including, without limitation, a "Change in Control Triggering Event" as defined in the Indenture, which then permits any holder or holders, or any trustee or agent acting on behalf of such holder or holders, or any other Person to accelerate (without regard to any subordination or other agreements restricting such right) the maturity of, or require the purchase of, Indebtedness outstanding under the Senior Subordinated Debentures, or

               (ii) The Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed in an amount in excess of $500,000 (other than the Loans or Note and other as described in CLAUSE (I) above), or

               (iii) The maturity of any Indebtedness described in CLAUSE (II) above shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or
     (B) been required to be prepaid prior to the stated maturity thereof.

          (f) Other Cross-Defaults. The Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any material contract or lease (other than one of the Security Documents or one relating to Indebtedness for Money Borrowed), unless, but only as long as the existence of any such default is being contested by the Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary, as the case may be.

          (g) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary of the Borrower shall

               (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

               (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

               (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an invol untary case under such bankruptcy laws or other laws,

               (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

               (v) admit in writing its inability to pay its debts as they become due,

               (vi) make a general assignment for the benefit of creditors, or

               (vii) take any formal corporate or partnership action for the purpose of effecting any of the foregoing.

          (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction seeking

               (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or

               (ii) the appointment of a trustee, receiver, custo dian, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of the assets, domes tic or foreign, of the Borrower or any such Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Borrower or any such Subsidiary (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (i) Litigation. Except for good faith disputes regarding the interpretation of this Agreement, neither the Borrower nor any Subsidiary or any Affiliate of the Borrower shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement or any Loan Document or the perfection or priority of the Security Interest or any Lien granted to the Agent on behalf of the Lenders under any Security Document.

          (j) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Subsidiary of the Borrower by any court which is $500,000 or more in excess of the amount of the insurance proceeds payable with respect to such judgment and such judgment or order shall continue undischarged or unstayed for 30 days.

          (k) Attachment. A warrant or writ of attachment or execu tion or similar process shall be issued against any property of the Borrower or any Subsidiary of the Borrower which exceeds $100,000 in value and such warrant or process shall continue undischarged or unstayed for 10 days.

          (l) Loan Documents. Any "Event of Default" as defined in any Mortgage shall occur.

          (m)   ERISA.

               (i) Any Termination Event with respect to a Plan shall occur that results in an Unfunded Vested Accrued Benefit in excess of $0, or

               (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or

               (iii) the Borrower or any Subsidiary of the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's or any Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such plan.

          (n) Cross-default with Foreign Facilities. Any Foreign Subsidiary shall default in the performance or observance of any terms, covenants, conditions or agreements contained in, or the payment of any other sums covenanted to be paid by such Foreign Subsidiary under, any Foreign Facility Agreement (other than any such default which is specifically provided for elsewhere in this SECTION 11.1).

          (o)   Change in Management.  Leonard Chill and Jon P.
Beckman shall cease to be the Chief Executive Officer and Chief
Financial Officer, respectively, of the Borrower or to be actively involved in the day-to-day management of the Borrower.

          (p) Change in Ownership. (i) The Initial General Partners (or any of them) shall cease to be, directly or indirectly, the sole general partners of Synthetic Management, or (ii) Synthetic Management shall cease to be the sole general partner of SI Management, or (iii) SI Management shall cease to be the sole general partner of Synthetic L.P., or (iv) Synthetic L.P. shall cease to be the record and beneficial owner of at least 51% of the issued and outstanding capital stock of the Borrower (or such ownership shall not entitle Synthetic L.P. to elect a majority of the directors of the Borrower), except to the extent such event occurs as a result of a public offering of equity securities of the Borrower.

     SECTION 11.2.   Remedies.

          (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 11.1(G) OR (H), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, all other amounts owed to the Agent and the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations (including, without limitation, any fees accrued under ARTICLE 3) shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Commitments and any obligation of the Lenders to make Loans hereunder shall immediately terminate.

          (b) Other Remedies. If any Event of Default shall have occurred, during the continuance of any such Event of Default, the Agent may, and at the direction of the Majority Lenders, in their sole and absolute discretion, shall do any of the following:

               (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, all other amounts owed to the Agent or any Lender under this Agreement or any of the Loan Documents and all other Secured Obligations (including, without limitation, any fees accrued under ARTICLE 3) to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

               (ii) terminate the Commitments and any obligation of the Lenders to make Advances hereunder;

               (iii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent on behalf of the Lenders or any agent or designee of the Agent, at such address as may be specified by the Agent (if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent on behalf of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements);

               (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent on behalf of the Lenders in payment of such amounts, after deduc tions of costs and attorney's fees which the Agent shall be entitled to apply to such costs and fees and only such net amount shall constitute Collateral, and the Borrower shall not have any further right to make any such settlements or adjustments or to accept any returns of merchandise;

               (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act in a commercially reasonable manner and in good faith (as such term is defined in the UCC);

               (vi) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

               (vii) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse and neither the Agent nor any Lender shall be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent or such Lender shall act in a commercially reasonable manner and in good faith (as such term is defined in the UCC);

               (viii) without notice, demand or other process, and without payment of any rent or any other charge enter any of the Borrower's premises and, without breach of the peace, until the Agent on behalf of the Lenders completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory and Equipment for disposition and disposing thereof and (B) collecting any Receivable;

               (ix) in the exercise of the rights of the Agent or the Lenders under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of the Borrower therein, subject, in the case of any federally registered trademark, to any control over the quality of the goods manufactured, advertised or sold under such trademark necessary to preserve such registration, and the Borrower hereby grants a nonexclusive license to the Agent on behalf of the Lenders for this purpose;

               (x) exercise any and all of its rights under any and all of the Security Documents;

               (xi) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Agent on behalf of the Lenders may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

               (xii) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

               (xiii) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     SECTION 11.3.   Control by Majority Lenders.  The Majority
Lenders shall have the right, at any time after the occurrence of and during the continuance of an Event of Default,

          (a) to require the Agent to proceed to enforce the remedies contained in this Agreement, to the extent permitted by Applicable Law, by the exercise of the powers hereby conferred on the Agent, and

          (b) to direct the time, place and method of conducting any proceeding for any remedy available to the Agent or exercising any trust or power conferred upon it under this Agreement.

     SECTION 11.4 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

          (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

          (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) in any order which the Majority Lenders may elect, and

          (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law or otherwise to whomsoever will be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

     SECTION 11.5. Power of Attorney. In addition to the authoriza tions granted to the Agent under SECTION 7.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default and for so long as such Event of Default shall be continuing, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower or the Agent or the Lenders,

          (i)   demand payment of the Receivables,

          (ii   enforce payment of the Receivables by legal
proceedings or otherwise,

          (iii) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

          (iv) settle, adjust, compromise, extend or renew any or all of the Receivables,

          (v) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

          (vi)   discharge and release the Receivables or any of them,

          (vii) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

          (viii) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

          (ix) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

          (x) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

          (xi)   open the Borrower's mail,

          (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

          (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

     SECTION 11.6.   Miscellaneous Provisions Concerning Remedies.

          (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising their rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

          (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

          (c)   Limitation of Liability.  Nothing contained in this
ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable, or any other Collateral or the moneys due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and neither of the Agent, any Lender nor any of their respective agents or designees shall have any liability to the Borrower for actions taken pursuant to this ARTICLE 11, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act in a commercially reasonable manner and in good faith (as defined in the UCC).

          (d)   Appointment of Receiver.  In any action under this
ARTICLE 11, the Agent shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.


                          ARTICLE 12 - AGENT

     SECTION 12.1. Grant of Authority. Each Lender and each holder of a Note by its acceptance thereof hereby appoints and authorizes the Agent to take such action and exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

     SECTION 12.2. Action on Instructions. The Agent shall in all cases (including, without limitation, enforcement or collection of any Notes) be fully protected in acting or refraining from acting under this Agreement and any of the Loan Documents upon written instructions signed by the Majority Lenders, and such instructions and any action taken or any failure to act pursuant thereto shall be binding on all the Lenders, all holders of the Notes and their respective successors and assigns. The Agent shall not have any duty to exercise any right, power or remedy under this Agreement or any of the Loan Documents or to take any affirmative action hereunder unless directed to do so by the Majority Lenders. The Agent shall not be required to take any action under ARTICLE 11, nor shall any other provision of this Agreement be deemed to impose a duty on the Agent to take any action, if the Agent has been advised by legal counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to any Applicable Law or could expose the Agent to liability.

     SECTION 12.3. Responsibility of the Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken under or in connection with this Agreement or any of the other Loan Documents, except for its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:

          (a) shall not be responsible to the Borrower or any other Person as a result of any failure or delay in performance by, or any breach by, any Lender of any of its obligations under this Agreement or any of the Loan Documents,

          (b) shall not be responsible to any Lender or the holder of any Note as a result of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations under this Agreement or any of the Loan Documents,

          (c) shall not be responsible to any Lender for any statements, representations or warranties in this Agreement or any of the Loan Documents or for the validity, effectiveness, enforceability or sufficiency of this Agreement or any of the Loan Documents or any document or instrument delivered in connection with the transactions contemplated by this Agreement, including, without limitation, any documents that may be delivered pursuant to ARTICLE 4,

          (d) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents on the part of the Borrower,

          (e) shall be entitled to rely upon any writing, statement or notice or any telegraphed, telexed or teletyped message believed by it to be genuine and correct and to have been signed or sent by the proper Person,

          (f) may consult with counsel and shall be fully protected in any action taken or omitted to be taken in accordance with the advice or opinion of such counsel,

          (g) may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such selected by the Agent with reasonable care, and

          (h) may treat the payee of a Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent.

     SECTION 12.4. Representations by the Lenders. Each Lender hereby represents and warrants to each other Lender and the Agent that its decision to enter into this Agreement and to make its Advances was made on the basis of its own credit judgment and in making such decision it did not rely upon any representation by the Agent or any other Lender as to the creditworthiness or financial position of the Borrower. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 12.5. Expenses and Indemnification. To the extent that the Borrower fails to do so, each Lender and each subsequent holder of a Note, by its acceptance thereof, agree to reimburse the Agent upon demand in proportion to the respective Commitment Percentage of each Lender, or, in the case of any such subsequent holder, in proportion that the outstanding balance of such holder's Note bears to the total balance outstanding under all Notes, and to indemnify and hold the Agent harmless in such proportion against any and all losses, liabilities or expenses incurred by the Agent arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking any action hereunder, provided that neither the Lenders nor the holder of any Note shall be liable for any portion of such losses, liabilities or expenses incurred by the Agent as a result of the Agent's gross negligence or willful misconduct.

     SECTION 12.6. Rights of Agent. The Bank of Boston (or any successor as "Agent") and any of its Affiliate may accept deposits from, lend money to, and generally engage in any kind of lending, banking or trust business with, the Borrower and any of its Subsidiaries and Affiliates as if it were not the Agent or such Affiliate.

     SECTION 12.7. Right to Resign. The Agent may resign at any time by giving 30 days written notice thereof to each Lender and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after any such notice of resignation, then the retiring entity may, on behalf of the Lenders, appoint a successor which shall be another Lender, if any other Lender is willing to serve in such capacity, or, if not, a commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus of at least $100,000,000. After any such resignation, the provisions of this
ARTICLE 12 shall continue in effect for the benefit of the retiring entity with respect to any actions taken or omitted by it while acting as Agent.

     SECTION 12.8. Reliance by Borrower. The Borrower shall not be bound to ascertain the authority of the Agent to act on behalf of the Lenders in connection with any of the matters governed or contemplated by this Agreement, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority. The Borrower shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the Agent on behalf of the Lenders.



     ARTICLE 13  - MISCELLANEOUS

     SECTION 13.1.   Notices.

          (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone or facsimile, subsequently confirmed in writing. Notices in writing shall be delivered personally (including by any reputable overnight courier) or sent by certified or registered mail postage pre-paid or by telegraph or telex and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, on the third day after mailing, in the case of telegraph, on the day after delivery to the telegraph office and in the case of telex, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

     If to the Borrower:      Synthetic Industries, Inc.
                              309 LaFayette Road
                              Chickamauga, Georgia  30707
                              Attn: Jon P. Beckman
                              Telecopier No.:  (706) 375-7842

     If to the Agent:         The First National Bank of
                              Boston
                              Suite 745
                              400 Perimeter Center Terrace
                              Atlanta, Georgia  30346
                              Attn: James A. Mahoney
                                    Stephen Y. McGehee
                              Telecopier No.: (404) 393-4166

     If to a Lender:          At the address of such Lender set
                               forth on ANNEX A hereto.


          (c) Agent's Office. The Agent hereby designates its office located at 100 Federal Street, Boston, Massachusetts 02110, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Advances will be disbursed.

     SECTION 13.2. Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Agent and any Affiliate of the Agent in connection with

          (a) the preparation, execution and delivery of this Agree ment and each of the Loan Documents and each of the Foreign Facility Agreements, whenever the same shall be executed and delivered, including appraisers' fees, fees in connection with environmental site assessments, search fees, recording fees, taxes, title insurance premium and the fees and disbursements of special counsel for the Agent and of each local counsel retained by the Agent,

          (b) the preparation, execution and delivery of any waiver, amendment or consent relating to this Agreement, the Notes or any of the Loan Documents or any Foreign Facility Agreements or the process of a Person becoming a Lender hereunder, including reasonable attorneys' fees and disbursements, search fees, recording fees, taxes and title insurance premiums,

          (c) consulting with one or more Persons, including appraisers, accountants and lawyers, concerning or related to the nature, scope or value of any right or remedy hereunder or under any of the Loan Documents or under any of the Foreign Facility Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons, and

          (d) prosecuting or defending any claim in any way arising out of, related to, or connected with, or enforcing any provision of, this Agreement or any of the Loan Documents or any of the Foreign Facility Documents, which expenses shall include the fees and disburse ments of counsel and of experts and other consultants retained by the Agent.

     SECTION 13.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

     SECTION 13.4. Setoff. In addition to any rights now or here after granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, each Lender and any participant with any Lender in the Loans are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not

          (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

          (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by
SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured.

     SECTION 13.5.   Pro-Rata Participation.

          (a)   Each Lender agrees that

               (i) if it or any of its Affiliates shall exercise any right of counterclaim, set-off, banker's lien or similar right, or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to the Borrower, it shall apportion the amount thereof, on a pro rata basis, between (A) the amount at the time owed to it by the Borrower under this Agreement, and (B) amounts otherwise owed to it by the Borrower, and

               (ii) if, as a result of the exercise of a right or the receipt of a secured claim and the apportionment thereof described in CLAUSE (I) of this SECTION 13.5(A) or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Indebtedness owed to it under this Agreement such that the aggregate remaining amount of principal and interest owed to it under this Agreement is less than the proportion of such amounts then owed to any other Lender, such Lender shall purchase participations (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Indebtedness then held by the other Lenders so that after giving effect to all such recoveries of principal and interest with respect to all Indebtedness owed to each Lender, the aggregate amount of principal and interest owing to each Lender under this Agreement shall be pro rata on the basis of its respective Commitment Percentage, PROVIDED that if all or part of such payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Lender to the extent of such recovery, but without interest.

          (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
13.5 to share in the benefits of any recovery on such secured claim.

          (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any indebtedness so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the borrower to such holder as fully as if such holder were a holder of such indebtedness in the amount of the participation held by such holder.

     SECTION 13.6. Litigation. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER, THE AGENT OR ANY LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWER AND THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR ANY LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT OR ANY LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH ABOVE. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

                            _________  (Initial)

     SECTION 13.7. Consent to Advertising and Publicity. The Borrower hereby consents and agrees that the Agent on behalf of the Lenders may issue and disseminate to the public, subject to the Borrower's approval, information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrower and its Subsidiaries and Affiliates, the amount, interest rate, maturity, collateral, and a general description of the Borrower's and its Subsidiaries' business.

     SECTION 13.8. Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse, and reapply any and all payments to any portion of the Secured Obligations. To the extent the Borrower makes a payment or payments to the Agent on behalf of the Lenders or to a Lender or the Agent or a Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

     SECTION 13.9. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that the Agent or any Lender, if the Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 13.10 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower in complying with any covenant contained herein, shall, unless there is an express agreement among the parties to the contrary, be performed in accordance with GAAP consistently applied.

     SECTION 13.11   Participations; Assignments.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Subject to the consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and a processing and recording fee in an amount equal to $2,500, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in SECTION 12.4 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement, from and after the effective date of such assignment.

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 5.1(N) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT H, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

          (f) Each Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by
it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than $5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 7.8 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrower, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrower, the Agent and the other Lenders.

          (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 13.11, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     SECTION 13.12. Amendments. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrower, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and, in the case of an amendment, by the Borrower, do any of the following:
(a) waive any of the conditions specified in ARTICLE 4, (b) increase the Commitments or Commitment Percentages of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, or rate of interest applicable to, the Notes or reduce any fees or other amounts payable to the Lenders hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or of any fees or other amounts payable to the Lenders hereunder, (e) release any material Collateral or any Real Estate, other than in accordance with the provisions of this Agreement or the applicable Mortgage, as the case may be, (f) change the percentage of the aggregate unpaid principal amount of the Loans or the Commitments which shall be required for the Lenders or any of them to take any action hereunder, (g) amend the definition "Borrowing Base" or increase any advance rate thereunder or (h) amend the provisions of
SECTION 13.11(B) or of this SECTION 13.12; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note or any other Loan Document.

     SECTION 13.13   Performance of Borrower's Duties.

          (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

          (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent on behalf of the Lenders may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower and the Borrower hereby irrevocably authorizes the Agent so to act.

     SECTION 13.14. Indemnification. The Borrower agrees to reimburse the Agent and each Lender and their respective directors, officers, employees, agents and representatives for all costs and expenses, including counsel fees and disbursements, incurred, and to indemnify, defend and hold the Agent and each Lender harmless from and against all losses suffered by, the Agent or any Lender in connection with

          (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan
Documents,

          (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

          (c)   the collection or enforcement of the Secured
Obligations or any of them;

except that the Borrower shall not be required to indemnify the Agent or any Lender, respectively, for any losses resulting from the gross negligence or willful misconduct on the part of the Agent or such Lender, respectively.

     SECTION 13.15. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or any Lender has any obligation to extend any financial accommodation to the Borrower hereunder.

     SECTION 13.16. Survival. Notwithstanding any termination of this Agreement,

          (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied and the Commitment of each Lender has been terminated, the Agent on behalf of the Lenders shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, and

          (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this ARTICLE 13 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

     SECTION 13.17. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.18 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.19 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Georgia (without regard to conflicts of law principles) other than the provisions of SECTION 13.6 as to waiver of jury trial which shall be governed by the internal laws (without regard to conflicts of law principles) of the jurisdiction in which suit is brought.

     SECTION 13.20 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.21 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or the Lenders and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or the Lenders, may be reproduced by the Agent or any Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Laws, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 13.22 Term of Agreement. This Agreement shall remain in effect from the Effective Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full and the Commitment of each Lender has terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 13.23   Effect of Effectiveness of Agreement.

          (a) From and after the Effective Date, all references in this Agreement or in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Credit Agreement) to this Agreement or the "Credit Agreement," and the words "herein," "hereof" and words of like import referring to this Agreement, shall mean and be references to the Existing Credit Agreement as amended and restated in its entirety by this Agreement, and all references in this Agreement, in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Credit Agreement) or in any Revolving Credit Note or Term Note to a "Revolving Credit Note" or to a "Term Note," and the words "herein," "hereof" and words of like import referring to any such Note, shall mean and be references to the Third Amended and Restated Revolving Credit Notes and, as applicable, the Third Amended and Restated Term Notes and the Term Notes, respectively, in the forms attached hereto as EXHIBITS A, B-1 and B-2, respectively, appropriately completed and duly executed and delivered by the Borrower.

          (b) Without limiting the generality of the foregoing, from and after the Effective Date, the Commitments and the Commitment
Percentages of the Lenders shall be as set forth on Annex A attached hereto.


            ARTICLE 14 - GUARANTY OF FOREIGN FACILITY DEBT

     SECTION 14.1. Guaranty. In consideration of the Foreign Facilities provided by the Lenders or their Affiliates, the Borrower, as primary obligor and not as surety merely, hereby irrevocably guarantees absolutely and unconditionally to each Lender and each Affiliate thereof the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise) and performance, of the Foreign Facility Debt and all other obligations arising under the Foreign Facility Agreements (collectively, the Guaranteed Obligations) and agrees to pay any and all expenses (including, but not limited to, reasonable legal fees and disbursements) which may be incurred by the Agent or such Lender in collecting any or all of such amounts or in enforcing any rights under this Guaranty or any of the Foreign Facility Agreements. The liabil ity of the Borrower under this Guaranty shall be unlimited and uncondi tional, and this Guaranty shall be a continuing guaranty of all obligations of the Foreign Subsidiaries under the Foreign Facility Debt and Foreign Facility Agreements.

     SECTION 14.2. Payment by Borrower. If any Foreign Subsidiary shall fail to pay, when due and payable, any amount due to any Lender or any Affiliate of such Lender under any Foreign Facility, the Borrower will, without demand or notice, immediately pay the same to the Agent for the account of such Lender or Affiliate. If any Foreign Facility would be subject to acceleration, but such acceleration is enjoined or stayed, the Borrower will to the extent permitted by Applicable Law, purchase such Foreign Facility for a price equal to the outstanding principal amount thereof, plus such accrued interest and other amounts as would have been payable had such Foreign Facility been paid or prepaid at the time of such purchase. All payments by the Borrower under this Guaranty shall be made without any setoff, counterclaim, or deduction whatsoever, and in the same currency and funds as are required to be paid by the Foreign Subsidiaries.

     SECTION 14.3. Waiver. The Borrower, to the extent permitted by Applicable Law,

          (a) waives (i) diligence, presentment, demand, protest and notice of any kind whatsoever, (ii) any requirement that the Agent or any Lender or any Affiliate of any Lender exhaust any right or remedy or take any action against any Foreign Subsidiary or any other Person which may be or become liable in respect of all or any part of such amounts or obligations, or against any assets of any Foreign Subsidiary or collateral security or guaranty therefor or right of offset with respect thereto, and (iii) the benefit of all principles or provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty, including, without limitation, Section 10-7-24 of the Official Code of Georgia Annotated, and

          (b) consents that the time of payment of any Foreign Facility may be extended or any provision of the Foreign Facility Agreements may be amended, waived or modified without notice to or further assent from the Borrower and the Borrower will remain bound under this Guaranty notwithstanding such changes, extensions, amendments, waivers or modifications or any other circumstances, whether or not referred to above, which might otherwise constitute a legal or equitable discharge of a guaranty.

     SECTION 14.4. Absolute Obligation. To the extent permitted by law, the obligations of the Borrower hereunder are irrespective of and shall not be dependent upon or affected by

          (a) the validity, legality, regularity or enforceability of the Foreign Facility Agreements or any of the obligations in respect thereof or any collateral security or guaranty thereof,

          (b) the existence, value or condition of any of the assets of any Foreign Subsidiary,

          (c) the validity, perfection or priority of any charge on or security interest in the assets of any Foreign Subsidiary,

          (d) any action or failure to take action by the Agent, any Lender or any Affiliate of any Lender under, or with respect to, any of the Foreign Facility Agreements,

          (e) any right of offset with respect to Foreign Subsidiary Debt or other obligations under the Foreign Facilities at any time or from time to time held by the Agent or any Lender or any Affiliate thereof and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower or any of the Foreign Subsidiaries against the Agent or any Lender or any Affiliate thereof,

          (f) any other dealings among the Agent, the Lenders, any Affiliate thereof, the Borrower and the Foreign Subsidiaries,

          (g) any present or future law or order of any government agency thereof purporting to reduce, amend or otherwise affect any obligations of the Foreign Subsidiaries, or

          (h) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Foreign Subsidiary) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or such Foreign Subsidiary for any Foreign Subsidiary Debt or other obligations of such Foreign Subsidiary under any Foreign Facility Agreements, in bankruptcy or in any other instance.

     SECTION 14.5.   Payments Free and Clear of Taxes, Etc.

          (a) All payments under this Guaranty shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes of the United States and of the jurisdiction of the lending office of the appropriate Lender or Affiliate and any political subdivision of either thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Within 10 days after the date of each such payment hereunder, the Borrower will also furnish to the appropriate Lender or Affiliate the original or a certified copy of either a receipt for payment of each of the Taxes payable in respect of such payment hereunder or, if no Taxes are payable in respect of such payment, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to such Lender or Affiliate, in either case stating that such payment is exempt from or not subject to Taxes.

          (b) In addition, the Borrower will pay any United States taxes on the acquisition of debt obligations of a Foreign Subsidiary and any stamp or other taxes of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty, Taxes specified in CLAUSE (A) above and taxes of all jurisdictions with respect to any amounts paid under this CLAUSE (B). If any Taxes specified in CLAUSE (A) above or any taxes mentioned in this CLAUSE (B) are paid by a Lender or such Lender's Affiliate, the Borrower will, upon demand of such Lender or Affiliate, and whether or not such Taxes or taxes shall be correctly or legally asserted, indemnify such Lender or Affiliate for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate specified in SECTION 3.1 of this Agreement (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

     SECTION 14.6. Currency Changes. The Borrower shall be liable to pay any amount due hereunder in the currency in which, and at the place where, the Foreign Subsidiaries are to pay that amount under the terms of the respective Foreign Facility Agreement. If for the purposes of obtaining judgment in any court in any country it becomes necessary to convert into any other currency (the "Judgment Currency"), any amount in the currency due hereunder (the "Guaranteed Currency"), then the conversion shall be made at the rate of exchange prevailing either on the date when the guaranteed obligation shall have become due or on the Business Day before the day on which judgment is given, whichever shall be the more favorable to Lender or its Affiliate. In the event that there is a change in the rate of exchange prevailing between the date when the guaranteed obligation became due (or, as the case may be, the Business Day before the day on which the judgment is given) and the date of payment of the guaranteed obligation, whether such payment is by the Foreign Subsidiary or by the Borrower, the Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to insure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due in accordance with this Guaranty in the Guaranteed Currency. Any amount due from the Borrower under this SECTION 14.6 will be due as a separate debt and shall not be affected by a judgment's being obtained for any other sums due under or in respect of this Guaranty. For purposes of this SECTION 14.6, the rate of exchange shall be the rate at which a Lender or its Affiliate is able on the relevant date to purchase the Guaranteed Currency with the Judgment Currency and includes any premiums and costs of exchange.

     SECTION 14.7. Recovery of Payments. In the event that any or all of the amounts guaranteed by the Borrower are or were paid by a Foreign Subsidiary or are or were paid or reduced by application of the proceeds of any assets of the Foreign Subsidiary, and all or any part of such payment is rescinded or must otherwise be restored or recovered from any Lender or any Affiliate of a Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Foreign Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Foreign Subsidiary or any substantial part of its property, or otherwise, then all as though such payment had not been made, the liability of the Borrower under this Guaranty shall con tinue, or be reinstated, and shall remain in full force and effect to the extent permitted by law.

     SECTION 14.8. Subrogation. Any and all rights of subrogation or similar rights which the Borrower may have against any Foreign Subsidiary or any assets of any Foreign Subsidiary or against any other guarantor or any collateral security held by the Agent or any Lender or any Affiliate of a Lender for the payment of the obligations in respect of any Foreign Facility or otherwise shall be subordinate to any and all rights which the Agent or any Lender or any such Affiliate may have against such Foreign Subsidiary or any assets of such Foreign Subsidiary or against such other guarantor or collateral security pursuant to any Foreign Facility Agreement or otherwise and the Borrower will not enforce any such right of subrogation or any similar right until all amounts guaranteed by it hereunder have been paid in full.

     SECTION 14.9. Consent to Amendments, Etc. The Borrower hereby consents that, without the necessity of any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the obligations in respect of any Foreign Facility made by the Agent or any Lender or any Affiliate thereof may be rescinded and any of such obligations continued and such obligations, or the liability of any of the Foreign Subsidiaries in respect thereof or any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender or any Affiliate thereof and any obligation under any Foreign Facility, Foreign Facility Debt or Foreign Facility Agreement, any collateral security documents or guaranties or documents in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms thereof, as the Agent and the Lenders and their respective Affiliates may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Agent or any Lender or any such Affiliate for the payment of such obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Borrower and without notice to or further assent by the Borrower, which will remain bound under this SECTION 14.9, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Agent nor any Lender nor any of their respective Affiliates shall have any obligation to protect, secure, perfect or insure any other collateral security documents or property subject thereto at any time held as security for such obligations. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the obligations and notice of or proof of reliance by the Agent or any Lender or any such Affiliate upon this SECTION 14.9, and such obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this SECTION 14.9, and all dealings between such Foreign Subsidiary, the Borrower, the Agent, the Lenders and such Affiliates shall likewise be conclusively presumed to have been had or consummated in reliance upon this SECTION 14.9.

     SECTION 14.10. Binding Nature of Certain Adjudications. Upon written notice of the institution by the Agent or any Lender of any action or proceedings, legal or otherwise, for the adjudication of any controversy with any Foreign Subsidiary, the Borrower will be conclusively bound by the adjudication in any such action or proceedings and by any judgment, award or decree entered therein. The Borrower waives the right to assert in any action or proceeding brought by the Agent or any Lender or any Affiliate thereof, upon any of the Foreign Facility Agreements, any offsets or counterclaims which the Borrower may have with respect thereto; provided, however, that this SECTION 14.10 shall not prohibit the Borrower from bringing any action in its own name under any Foreign Facility Agreement or from asserting any mandatory counterclaim required to be asserted by Applicable Law.

     SECTION 14.11. Validity and Enforceability of Guaranty. The Borrower agrees that at any time and from time to time upon the written request of the Agent or any Lender, the Borrower will execute and deliver such further documents and do such further acts and things as the Agent or such Lender may reasonably request in order to effect the purposes of this ARTICLE 14 and will take all action required so that this Guaranty will at all times be a binding obligation of the Borrower enforceable in accordance with its terms.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                              BORROWER:

                                              SYNTHETIC INDUSTRIES,
                          INC.


                                              By: _/s/ Leonard
                          Chill____      ___
    [Corporate Seal]                         Name: _Leonard Chill____
                                                  Title:
                          ____President___       ___

Attest: __/s/ Jon P. Beckman ______
Name: __Jon P. Beckman___ _____
Title: ___Secretary______________


                                              AGENT:

                                              THE FIRST NATIONAL BANK
                          OF BOSTON


                                              By: _/s/ William C.
                          Puriton______
                                                  William C. Purinton
                              Vice President


                          LENDERS:

                          THE FIRST NATIONAL BANK OF BOSTON


                                              By: _/s/ William C.
                          Puriton_     __
                                                  William C. Purinton
                                                  Vice President

                          SOUTHTRUST BANK OF GEORGIA, N.A.


                          By: _/s/  Melinda  M. Bergbom___
                              Name: Melinda M. Bergbom
                              Title:  Vice President

                          SANWA BUSINESS CREDIT CORPORATION


                          By: _/s/ Peter L. Skavla_______
                              Name:  Peter L. Skavla
                              Title:  Vice President
                                                                     ANNEX A



                                   Proportionate
                                     Share of  Proportionate   Proportionate
           Commitment                Revolving   Share of         Share of
 Lender    Percentage Commitment      Credit     Term Loan        Term Loan
                                     Facility         A               B

The First
 National
 Bank of
 Boston     46.154%   $30,000,100   $16,153,900   $8,769,260     $5,076,940

SouthTrust
 Bank of
 Georgia,
 N.A.       30.769%   $19,999,850   $10,769,150   $5,846,110     $3,384,590

Sanwa
 Business
 Credit
 Corp       23.077%   $15,000,050   $ 8,076,950   $4,384,630     $2,538,470

  TOTALS   100.000%   $65,000,000   $35,000,000  $19,000,000    $11,000,000

                                                 [EXECUTION COPY]

                                                        EXHIBIT A

               FORM OF THIRD AMENDED AND RESTATED
                     REVOLVING CREDIT NOTE



$________________                                Atlanta, Georgia
                                                 January __, 1995

          FOR VALUE RECEIVED, the undersigned SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of __________________________ (the "Lender"), on January 1, 2000 the principal amount of _____________________ AND NO/100 DOLLARS ($_______________), or, if
less, the aggregate unpaid balance of all Advances under the Revolving Credit Facility (each term as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), the provisions of which are hereby incorporated herein by reference. All payments made under this Third Amended and Restated Revolving Credit Note (as further amended, this "Revolving Credit Note") shall be made in lawful money of the United States of America, in federal or other immediately available funds.

          The Borrower also unconditionally promises to pay interest on the unpaid principal amount of this Revolving Credit Note for each day from the date hereof until such principal amount is paid in full at the rates per annum and on the dates specified in the Credit Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Revolving Credit Note or in the Credit Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Credit Agreement relating to the payment of interest under such circumstances shall control.

          Both principal and interest are payable in lawful money of the United States of America to the Agent for the account of the Lender at the Agent's office at 100 Federal Street, Boston,
Massachusetts 02110, in federal or other immediately available funds.

          This Revolving Credit Note is made by the Borrower and given to the Lender in substitution for that certain Second Amended and Restated Revolving Credit Note dated [September 3, 1993/December 28, 1994] in the original principal amount of $_____________ payable to the Lender but not in extinguishment of the debt evidenced thereby.

          For the purposes of this Revolving Credit Note, "Credit Agreement" means the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 among the Borrower, the Agent, the Lender and the other lenders identified therein, as the same may be amended, modified, supplemented or restated from time to time.

          Reference is made to the Credit Agreement for the definitions of other terms used in this Revolving Credit Note.

          Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment and all other notices are hereby waived by the Borrower.

          This Revolving Credit Note is one of the Revolving Credit Notes under, is secured in accordance with the terms of, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions with respect to security for the indebtedness evidenced hereby, the acceleration of the maturity and prepayments of the principal of this Revolving Credit Note prior to maturity, all upon the terms and conditions therein specified.

          The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Borrower's obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

          This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   SYNTHETIC INDUSTRIES, INC.


[CORPORATE SEAL]
                                   By __________________________
                                      Name:
                                      Title:
ATTEST:



By:________________________
   Name:
   Title:


                                                      EXHIBIT B-1

                      FORM OF TERM NOTE A


$_______________                                 Atlanta, Georgia
                                                 January __, 1995


          FOR VALUE RECEIVED, the undersigned SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender"), the principal sum of _________________________ AND NO/100 DOLLARS
($_______________) constituting the aggregate Advances made by the Lender under the Term Loan Facility as part of Term Loan A (each term as defined in the Credit Agreement referred to below), in 38 consecutive monthly installments each equal to the result obtained by multiplying $500,000 by a fraction, the numerator of which is equal to the outstanding principal amount of the Lender's Advances evidenced by this Term Note A (as amended from time to time, this "Note") and the denominator of which is equal to the total outstanding principal amount of Term Loan A before giving effect to such installment, such payments to be made on successive Installment Payment Dates, beginning December 1, 1996, PROVIDED that the final installment payable on January 1, 2000 shall be in the amount of the then-outstanding aggregate unpaid balance of such Advances.

          The Borrower will also pay interest on the unpaid principal amount outstanding from time to time hereunder until such principal amount is paid in full, at such interest rates and payable at such times as are specified in the Credit Agreement. Nothing in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law (as defined in the Credit Agreement). In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Credit Agreement relating to the payment of interest under such circumstances shall control.

          Both principal and interest are payable in lawful money of the United States of America to the Agent for the account of the Lender at the Agent's office at 100 Federal Street, Boston,
Massachusetts 02110, in federal or other immediately available funds.

          This Note is made by the Borrower and given to the Lender in substitution for that certain Second Amended and Restated Term Note dated [September 3, 1993/December 28, 1994], in the original principal amount of $___________________ payable to the Lender but not in extinguishment of the debt evidenced thereby.

          For the purposes of this Note, "Credit Agreement" means the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995, among the Borrower, the Agent, the Lender and the other lenders identified therein, as the same may be amended, modified, supplemented or restated from time to time.

          Reference is made to the Credit Agreement for the definitions of other terms used in this Note.

          Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment and all other notices are hereby waived by the Borrower.

          This Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions with respect to security for the indebtedness evidenced hereby, the acceleration of the maturity and prepayments of the principal of this Note prior to maturity, all upon the terms and conditions therein specified.

          The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Borrower's obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

          This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   SYNTHETIC INDUSTRIES, INC.


[CORPORATE SEAL]
                                   By __________________________
                                      Name:
                                      Title:
ATTEST:

By:________________________
   Name:
   Title:




                                                      EXHIBIT B-2

                      FORM OF TERM NOTE B


$_______________                                 Atlanta, Georgia
                                                 January __, 1995


          FOR VALUE RECEIVED, the undersigned SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender"), the principal sum of _________________________ AND NO/100 DOLLARS
($_______________) constituting the aggregate Advances made by the Lender under the Term Loan Facility as part of Term Loan B (each term as defined in the Credit Agreement referred to below), in 22 consecutive monthly installments each equal to the result obtained by multiplying $500,000 by a fraction, the numerator of which is equal to the outstanding principal amount of the Lender's Advances evidenced by this Term Note B (as amended from time to time, this "Note") and the denominator of which is equal to the total outstanding principal amount of Term Loan B before giving effect to such installment, such payments to be made on successive Installment Payment Dates, beginning February 1, 1995, PROVIDED that the final installment payable on November 1, 1996 shall be in the amount of the then-outstanding aggregate unpaid balance of such Advances.

          The Borrower will also pay interest on the unpaid principal amount outstanding from time to time hereunder until such principal amount is paid in full, at such interest rates and payable at such times as are specified in the Credit Agreement. Nothing in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law (as defined in the Credit Agreement). In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Credit Agreement relating to the payment of interest under such circumstances shall control.

          Both principal and interest are payable in lawful money of the United States of America to the Agent for the account of the Lender at the Agent's office at 100 Federal Street, Boston,
Massachusetts 02110, in federal or other immediately available funds.

          For the purposes of this Note, "Credit Agreement" means the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 among the Borrower, the Agent, the Lender and the other lenders identified therein, as the same may be amended, modified, supplemented or restated from time to time.

          Reference is made to the Credit Agreement for the definitions of other terms used in this Note.

          Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment and all other notices are hereby waived by the Borrower.

          This Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions with respect to security for the indebtedness evidenced hereby, the acceleration of the maturity and prepayments of the principal of this Note prior to maturity, all upon the terms and conditions therein specified.

          The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Borrower's obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

          This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   SYNTHETIC INDUSTRIES, INC.


[CORPORATE SEAL]
                                   By __________________________
                                      Name:
                                      Title:
ATTEST:



By:________________________
   Name:
   Title:




                                                      EXHIBIT C-1


                 [Letterhead of Watson & Dana]

                        January __, 1995



The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110

SouthTrust Bank of Georgia, N.A.
600 West Peachtree Street
22nd Floor
Atlanta, Georgia 30308

Sanwa Business Credit Corporation
500 Glenpointe Centre West
4th Floor
Teaneck, New Jersey  07666

Ladies and Gentlemen:

          We have acted as counsel to Synthetic Industries, Inc., a Delaware corporation ("Synthetic"), in connection with the negotiation, execution and delivery of:

          (    i)   the Third Amended and Restated Revolving Credit and Security
Agreement dated as of January 13, 1995 (the "Credit Agreement"), amending and restating in its entirety that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of March 15,
1993, as heretofore amended by First Amended Schedule I dated as of April 15, 1993, Amendment No. 2 dated as of May 10, 1993, Second
Amended Schedule I dated as of September 3, 1993, Amendment No. 4 dated as of October 1, 1993, Amendment No. 5 dated as of February 25,
1994, Amendment No. 6 dated as of August 10, 1994, Amendment No. 7 dated as of December 28, 1994 and Third Amended Schedule I dated as of December 28, 1994 (the "Existing Credit Agreement"), by and among
Synthetic, the lenders set forth on Schedule I hereto (the "Lenders") and The First National Bank of Boston, as agent for the Lenders (the
"Agent");

          (    ii)   the Third Amended and Restated Revolving Credit Notes and
the Third Amended and Restated Term Notes made by Synthetic to the Lenders pursuant to the Credit Agreement (the "Notes");

               (iii) the modification agreements set forth on Exhibit A, Part II of this opinion letter, each dated January ___, 1995 (the "Deed Modifications") and amending the deeds to secure debt, deeds of trust or similar security documents set forth on Exhibit A,
Part I of this opinion letter (the "Deeds");

          (    iv)   such other documents, certificates and instruments as we
have deemed necessary or advisable in order to render the following opinions (the "Other Documents").

          For the purpose of this opinion, we have examined fully-executed copies of the Credit Agreement, the Notes, the Deed Modifications and the Other Documents (all of the foregoing, collectively, the "Financing Documents") as well as the Deeds and the UCC financing statements previously delivered by Synthetic to the Agent (the "Existing Financing Statements"), the certificate of incorporation and bylaws of Synthetic as in effect on the date hereof, and such other documents and records, and have made such inquiries, as we have considered necessary.

          We have relied on certificates of, or telegraphic communications from, public officials as to the corporate good standing of Synthetic. We have assumed the authenticity of all documents examined by us. We have relied upon the certificate of an executive officer of Synthetic, a copy of which is attached hereto, as to matters of fact on which this opinion is based. We have made no independent investigation with respect to any such factual matters nor have we inquired with third parties other than Synthetic and its officers. We are members of the Bar of the State of Georgia and our opinions expressed herein are limited to matters of law of the State of Georgia, the General Corporation Law of the State of Delaware, and the applicable federal laws of the United States. Our opinion, insofar as it relates to such laws, is subject to the qualifications and assumptions set forth in the aforesaid opinion and limited by any exceptions which are set forth therein.

          Based upon the foregoing we are of the opinion that:

     1. Synthetic is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except jurisdictions in which failure to be so duly qualified or authorized will have no Materially Adverse Effect on the business, operations, properties, assets or financial condition of Synthetic.

     2. Synthetic has the corporate power, and has taken all necessary action to authorize it, to execute, deliver and perform the Financing Documents in accordance with their respective terms. Each of the Financing Documents has been duly executed and delivered by Synthetic by its duly authorized officers and, assuming as to Financing Documents to which the Agent or the Lenders are signatories, the due authorization, execution and delivery thereof by the Agent and the Lenders, each constitutes a legal, valid and binding obligation of Synthetic, enforceable against Synthetic in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforceability of creditors' rights generally and (ii) general equitable principles (whether considered in a case in equity or at law).

     3. The execution, delivery and performance in accordance with its terms of each of the Financing Documents by Synthetic do not and will not, by the passage of time, the giving of notice or otherwise,

          (i) to the best of our knowledge, after due inquiry, require any Governmental Approvals or violate any Applicable Law relating to Synthetic,

          (ii)   result in a breach of or constitute a default under
(A) the certificate of incorporation or bylaws of Synthetic as now in effect or any Governmental Approvals applicable to Synthetic, or (B) any indenture, agreement or other instrument to which Synthetic is a party or by which Synthetic or any of its properties may be bound, or

          (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Synthetic, other than the Security Interest, the Lien of the Deeds and the security interests granted pursuant to the Security Documents.

     4. No provision of any law, rule or regulation, and no decision or order of any court or other tribunal, of the State of Georgia would in any way limit the right of the Agent or any Lender to bring any action or proceeding against Synthetic in any court of general jurisdiction in such State to enforce its rights under the Financing Documents.

     5. To the best of our knowledge, after due inquiry, except as disclosed in Exhibit B attached hereto, there are no actions, suits or proceedings pending against or in any other way relating adversely to or affecting Synthetic or any of its properties in any court or before any arbitrator of any kind or before or by any governmental body.

     6. Each Deed Modification is in appropriate form so as upon payment of the applicable intangible recording tax and recording charges to (i) be accepted for recording in the real estate records of the Office of the Clerk of the Superior Court of each of Catoosa, Walker, Whitfield and Banks Counties, Georgia, and (ii) be cross-indexed as fixture filings to the UCC records in such offices.

     7. The Security Interest in the personal property portion of the Collateral and in the personal property and fixtures described in the Deeds remains perfected and uninterrupted as before execution and delivery of the Financing Documents and recording of the Deed Modifications without any change in priority and secures the Secured Obligations.

     8. The Liens of the Deeds remain in effect and uninterrupted as before execution and delivery of the Deed Modifications and, upon the recording of the Deed Modifications in the appropriate offices under the laws of the applicable jurisdiction, the same will each maintain in favor of the Agent, for the benefit of the Lenders, a Lien on all the property subject thereto as security for the Term Notes A.

     9. The execution and delivery by the Agent and the Lenders of the Credit Agreement, the making of any Advances to Synthetic under the Credit Agreement and the other Loan Documents, the execution and delivery by Synthetic of the Deed Modifications and the commencement and prosecution by the Agent of any action or proceeding in any court in the State of Georgia in connection with enforcement of the provisions of the Credit Agreement, the Notes, the Deeds or the other Loan Documents, as the case may be, would not, alone or in the aggregate, under the law of such State as presently construed, constitute transacting business in such State for purposes of requiring the Agent or any of the Lenders to obtain a certificate of authority or other authorization to transact business in such State, PROVIDED that neither the Agent nor any Lender is otherwise required to obtain such a certificate or authorization.

     10. All stamp, documentary and other taxes and governmental charges and assessments required to be paid by Applicable Law in connection with the execution, delivery, filing or recordation of, or as a condition to the enforcement of, the Financing Documents have been duly and validly paid.

          This opinion is delivered to you in connection with the requirements of Section 4.1(a)(vi) of the Credit Agreement and it may be relied upon by you and your counsel in connection therewith, but may not be relied upon by any other person or for any other purpose.

                                   Very truly yours,



                                   JOSEPH F. DANA




                           Exhibit A

                             Part I


Georgia

          Georgia Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents dated December 4, 1986, recorded in the office of the Clerk of Superior Court, Catoosa County, Georgia on December 8, 1986 in Deed Book 334, page 763 (and modifications thereof recorded on January 24, 1989 in Deed Book 368, page 31, on December 17, 1990 in Deed Book 398, page 52, on March 13, 1992 in Deed Book 423, page 336 and on March 18, 1993 in Deed Book 451, page 39); in the office of the Clerk of Superior Court, Walker County, Georgia on December 5, 1986 in Deed Book 562, page 584 (and modifications thereof recorded on January 24, 1989 in Deed Book 604, page 15, on December 17, 1990 in Deed Book 642, page 480, on March 13, 1992 in Deed Book 670, page 434 and on March 18, 1993 in Deed Book 698, page 637); office of the Clerk of Superior Court, Whitfield County, Georgia on December 8, 1986 in Deed Book 973, page 57 (and modifications thereof recorded on January 24, 1989 in Deed Book 2042, page 135 on December 17, 1990 in Deed Book 2182, page 77, on March 13, 1992 in Deed Book 2284, page 303 and on March 19, 1993 in Deed Book 2378, page 348).

          Georgia Deed to Secure Debt, Security Agreement and
Assignment of Leases and Rents dated October 27, 1989, recorded in the office of the Clerk of Superior Court, Whitfield County, Georgia on October 30, 1989 in Deed Book 2096, page 276 (and modifications thereof recorded on March 13, 1992 in Deed Book 2284, page 294 and on March 19, 1993 in Deed Book 2379, page 1).

          Georgia Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents dated March 12, 1992, recorded in the office of the Clerk of Superior Court, Walker County, Georgia on March 13, 1992 in Deed Book 670, page 448 (and modifications thereof recorded on March 18, 1993 in Deed Book 698, page 629); in the office of the Clerk of Superior Court, Catoosa County, Georgia on March 13, 1992 in Deed Book 423, page 350 (and modifications thereof recorded on March 18, 1993 in Deed Book 451, Page 52); in the office of the Clerk of Superior Court, Banks County, Georgia on March 13, 1992 in Deed Book 70, page 213 (and modifications thereof recorded on March 19, 1993 in Deed Book 78, page 135).

                           EXHIBIT A

                            Part II


Georgia

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated December 4, 1986

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated October 27, 1989

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated March 12, 1992





                           Schedule I




          1.   The First National Bank of Boston

          2.   SouthTrust Bank of Georgia, N.A.

          3.   Sanwa Business Credit Corporation









                                                      EXHIBIT C-2


      [letterhead of Gordon Altman Weitzen Shalov & Wein]



                              January ___, 1995



The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110

SouthTrust Bank of Georgia, N.A.
600 West Peachtree Street
22nd Floor
Atlanta, Georgia 30308

Sanwa Business Credit Corporation
500 Glenpointe Centre West
4th Floor
Teaneck, New Jersey  07666

Ladies and Gentlemen:

     We have acted as special counsel to Synthetic Industries, Inc. (the "Borrower"), the issuer of $140,000,000 in aggregate principal amount of 12-3/4% Senior Subordinated Debentures due December 1, 2002 (the "Senior Subordinated Debt") under that certain indenture dated as of December 1, 2002 (the "Indenture") between the Borrower and United States Trust Company of New York, as trustee (the "Trustee"), in connection with the execution and delivery of the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 (the "Credit Agreement") amending and restating in its entirety that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1993, as heretofore amended by First Amended Schedule I dated as of April 15, 1993, Amendment No. 2 dated as of May 10, 1993, Second Amended Schedule I dated as of September 3, 1993, Amendment No. 4 dated as of October 1, 1993, Amendment No. 5 dated as of February 25, 1994, Amendment No. 6 dated as of August 10, 1994, Amendment No. 7 dated as of December 28, 1994 and Third Amended Schedule I dated as of December 28, 1994 (the "Existing Credit Agreement"), among the Borrower, the lenders set forth on Schedule I hereto (the "Lenders"), and The First National Bank of Boston ("Bank of Boston"), as agent on behalf of the Lenders (the "Agent"). Unless otherwise indicated, capitalized terms used herein shall have the meanings specified in the Credit Agreement.

     In that regard, and for the purpose of rendering the opinions contained herein, we have examined the following agreements and documents:

          1.   the Credit Agreement;

          2.   the Notes;

          3.   the Indenture;

          5.   the Existing Credit Agreement; [and]

                    6. the mortgage modification agreements set forth on Exhibit A, Part II of this opinion letter, each dated on or about the date of the Credit Agreement, between the Borrower and the Agent (the "Mortgage Modifications"), amending the real property security documents set forth on Exhibit A, Part I of this opinion letter[; and

                    7. a certificate (the "Certificate") provided to us by an executive officer of the Borrower, a copy of which is attached hereto as Exhibit B].

     In addition, for the purpose of rendering the opinions contained herein, we have examined the Certificate of Incorporation and By-laws of the Borrower. We have also investigated such questions of law as we have deemed necessary or appropriate. In rendering the opinions contained herein we have assumed the authenticity of all documents submitted to us as originals, the conformity with original documents of all documents submitted to us as copies and the genuineness of all signatures. [ASSUMPTIONS AS TO FACTUAL MATTERS; RELIANCE ON CERTIFICATE]

     Based upon the foregoing, we are of the opinion that the execution, delivery and performance by the Borrower of the Credit
Agreement, the Notes, and the Mortgage Modifications do not:

               (i) pursuant to the Indenture, require the consent or approval of or notice to the Trustee or any holder of the Senior Subordinated Debt;

               (ii) result in a breach of any provision of, or constitute a default, or an event which with the passage of time or the giving of notice or both, would constitute a default, under the Indenture;

               (iii) affect in any manner the status of the Senior Subordinated Debt as indebtedness subordinate, as provided in Article ___ of the Indenture, to principal of and unpaid interest and premium, if any, on the Loans or any guarantee by the Borrower of any Foreign Facilities; or

               (iv) pursuant to the Indenture, result in or require the creation or imposition of any lien, charge or other encumbrance upon or with respect to any property of the Borrower for the benefit of any holder of the Senior Subordinated Debt.

     We are qualified to practice law only in the State of New York, and we are not expert in and express no opinion as to the laws of any jurisdictions (domestic or foreign) other than the Federal law of the United States and the laws of the State of New York. This opinion letter has been delivered to you in connection with the execution and delivery of the Credit Agreement, the Notes, and the Mortgage Modifications, and it may be relied upon by you and your counsel in connection therewith, but may not be relied upon, quoted or used by any other person for any other purpose.

                                   Very truly yours,






                           Exhibit A

                             Part I


Georgia

          Georgia Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents dated December 4, 1986, recorded in the office of the Clerk of Superior Court, Catoosa County, Georgia on December 8, 1986 in Deed Book 334, page 763 (and modifications thereof recorded on January 24, 1989 in Deed Book 368, page 31, on December 17, 1990 in Deed Book 398, page 52, on March 13, 1992 in Deed Book 423, page 336 and on March 18, 1993 in Deed Book 451, page 39); in the office of the Clerk of Superior Court, Walker County, Georgia on December 5, 1986 in Deed Book 562, page 584 (and modifications thereof recorded on January 24, 1989 in Deed Book 604, page 15, on December 17, 1990 in Deed Book 642, page 480, on March 13, 1992 in Deed Book 670, page 434 and on March 18, 1993 in Deed Book 698, page 637); office of the Clerk of Superior Court, Whitfield County, Georgia on December 8, 1986 in Deed Book 973, page 57 (and modifications thereof recorded on January 24, 1989 in Deed Book 2042, page 135 on December 17, 1990 in Deed Book 2182, page 77, on March 13, 1992 in Deed Book 2284, page 303 and on March 19, 1993 in Deed Book 2378, page 348).

          Georgia Deed to Secure Debt, Security Agreement and
Assignment of Leases and Rents dated October 27, 1989, recorded in the office of the Clerk of Superior Court, Whitfield County, Georgia on October 30, 1989 in Deed Book 2096, page 276 (and modifications thereof recorded on March 13, 1992 in Deed Book 2284, page 294 and on March 19, 1993 in Deed Book 2379, page 1).

          Georgia Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents dated March 12, 1992, recorded in the office of the Clerk of Superior Court, Walker County, Georgia on March 13, 1992 in Deed Book 670, page 448 (and modifications thereof recorded on March 18, 1993 in Deed Book 698, page 629); in the office of the Clerk of Superior Court, Catoosa County, Georgia on March 13, 1992 in Deed Book 423, page 350 (and modifications thereof recorded on March 18, 1993 in Deed Book 451, Page 52); in the office of the Clerk of Superior Court, Banks County, Georgia on March 13, 1992 in Deed Book 70, page 213 (and modifications thereof recorded on March 19, 1993 in Deed Book 78, page 135).


Tennessee

          Tennessee Deed of Trust, Security Agreement and Assignment of Leases and Rents dated December 4, 1986, recorded in Register's Office, Hamilton County, Tennessee on December 8, 1986 in Deed Book Vol. 3281, page 922 (and modifications thereof recorded on January 24, 1989 in Deed Book 3575, page 572, on December 17, 1990 in Deed Book 3800, page 564, on March 16, 1992 in Deed Book 3957, page 977 and on March 30, 1993 in Deed Book 4124, page 922).






                           EXHIBIT A

                            Part II


Georgia

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated December 4, 1986

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated October 27, 1989

          Modification of Georgia Deed to Secure Debt, Security
Agreement and Assignment of Leases and Rents dated March 12, 1992


Tennessee

          Modification of Tennessee Deed of Trust, Security Agreement and Assignment of Leases and Rents dated December 4, 1986





                           Schedule I




          1.   The First National Bank of Boston

          2.   SouthTrust Bank of Georgia, N.A.

          3.   Sanwa Business Credit Corporation








                                                        EXHIBIT D


                            FORM OF
                COVENANT COMPLIANCE CERTIFICATE


               The undersigned, _______________________, the
[President] [Chief Financial Officer] of Synthetic Industries, Inc., hereby certifies to the Agent and the Lenders, under and as defined in the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995, as amended and in effect on the date hereof (the "Credit Agreement"), to which Synthetic Industries, Inc., among others, is a party, in accordance with the provisions of SECTION
9.3 of the Credit Agreement, that:

     1. As of _____________________ [date of last day of accounting month or fiscal year], the Borrower was/was not in compliance with the covenants set forth in SECTIONS 10.1, 10.2, 10.5, 10.10 and 10.11 of the Credit Agreement, as detailed on the worksheet attached; and

     2. Based on an examination sufficient to enable [him/her] to make an informed statement, no Default or Event of Default exists as of the date hereof [other than: 1].

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of ___________, 199__.



                              __________________________________
                              [President]
                              [Chief Financial Officer]









     Specify such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.










                                                        EXHIBIT E


               FORM OF BORROWING BASE CERTIFICATE


          Reference is made to the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 (said Agreement, as amended, modified, supplemented, restated or extended from time to time, the "Credit Agreement"; capitalized terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Synthetic Industries, Inc., (the "Borrower"), the Lenders and The First National Bank of Boston, as agent (the "Agent") for the Lenders.

          This Certificate is furnished to the Agent and the Lenders in accordance with the provisions of SECTION 4.1(A)(XVII) or 7.14(D) of the Credit Agreement. The Borrower, by execution and delivery of this Certificate, certifies that (a) the computation of the Borrowing Base set forth below complies with the applicable provisions of the Credit Agreement and (b) the computations have been made based on data from the books of account and records of the Borrower in accordance with GAAP applied on a consistent basis and present fairly and accurately the status of the Borrower's financial accounts as at __________ __, 199_ (the "Certificate Date").


[Computation of Eligible Receivables and Eligible Inventory, in such format, consistent with the requirements of the definitions of such terms set forth in the Credit Agreement, as may from time to time be acceptable to the Agent and the Lenders.]


Borrowing Base

1.   Eligible Receivables x .85,                  $
     PLUS

2.   The lesser of $15,000,000 and
     (Eligible Inventory x .5), MINUS

3.   Letter of Credit Reserve, MINUS          <          >

4.   Foreign Facility Reserve                 <          >

5.   Revolving Credit Facility



     TOTAL BORROWING BASE (lesser of
     ((lines 1 + 2) - (lines 3 + 4)) and
     line 5)                                 $

5.   Outstanding Revolving Credit Loans
     on Certificate Date                      <          >

6.   Amount available to be borrowed
     (or to be prepaid).                     $


Date: ______________________





                                   SYNTHETIC INDUSTRIES, INC.




                                                        EXHIBIT F



                  FORM OF NOTICE OF BORROWING


                                   [Date]

The First National Bank of Boston, as Agent for the Lenders parties to the Credit Agreement referred to below
100 Federal Street
Boston, Massachusetts 02110

Attention:  William C. Purinton

Gentlemen:

          The undersigned, Synthetic Industries, Inc., refers to the Third Amended and Restated Revolving Credit and Security Agreement, dated as of January 13, 1995 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and The First National Bank of Boston, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

          (1)   The Business Day of the Proposed Borrowing is
__________, 199__.

          (2) The Type of Advances comprising the Proposed Borrowing is [Eurodollar] [Base Rate] Advances.

          (3) The aggregate amount of the Proposed Borrowing is $___________.

          [(4)   The Interest Period for each Eurodollar Advance made
as part of the Proposed Borrowing is [1, 2, 3, or 6] month(s).]

     As to each Proposed Borrowing, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A)   the representations and warranties contained in
Section 5.1(a) (insofar as it pertains to continued existence of the Borrower), 5.1(g), 5.1(h), 5.1(j), 5.1(o), 5.1(q) and 5.1(s) of the
Credit Agreement are true and correct, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.

                              Very truly yours,

                              SYNTHETIC INDUSTRIES, INC.



                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________



                                   By: ________________________
                                       Name:
                                       Title:






                                                             EXHIBIT G



                       FORM OF CONFIRMATION OF NOTICE
                       OF CONVERSION OR CONTINUATION


                                   [Date]

The First National Bank of Boston, as Agent for the Lenders parties to the Credit Agreement referred to below
100 Federal Street
Boston, Massachusetts 02110

Attention:  William C. Purinton

Gentlemen:

          The undersigned, Synthetic Industries, Inc., refers to the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and The First National Bank of Boston, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 3.7 of the Credit Agreement that the undersigned hereby requests [the conversion] [the continuation] of Advances of one Type comprising a Borrowing (the "Existing Borrowing") [into Advances of another Type available under the Credit Agreement] and in that connection sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 3.7 of the Credit Agreement:

          (1) The Type of Advances comprising the Existing Borrowing is [Base Rate Advances] [Eurodollar Advances].

          (2) The last day of the Interest Period applicable to the Eurodollar Advances comprising the Existing Borrowing is __________, 199__, which is the date of the Proposed [Continuation] [Conversion].]

          (3) The aggregate outstanding principal amount of the Advances comprising the Existing Borrowing is $_____________.

          (4) The Advances comprising the Existing Borrowing are to be [converted into] [continued as] [Base Rate Advances] [Eurodollar Advances] [in their entirety] [to the extent of $__________ of the principal amount thereof] [and [converted into] [continued as] [Base Rate Advances] [Eurodollar Advances] to the extent of $__________ of the principal amount thereof].

          (5) The Interest Period for each Advance [converted into] [continued as] [Eurodollar Advances] is [1, 2, 3 or 6] month(s).

     As to each Proposed [Conversion] [Continuation] of any Advances [into] [as] [Eurodollar Advances], the Borrower hereby represents and warrants that as of the date hereof no Default or Event of Default has occurred and is continuing.

                              Very truly yours,

                              SYNTHETIC INDUSTRIES, INC.



                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________








                                                             EXHIBIT G



                       FORM OF CONFIRMATION OF NOTICE
                       OF CONVERSION OR CONTINUATION


                                   [Date]

The First National Bank of Boston, as Agent for the Lenders parties to the Credit Agreement referred to below
100 Federal Street
Boston, Massachusetts 02110

Attention:  William C. Purinton

Gentlemen:

          The undersigned, Synthetic Industries, Inc., refers to the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and The First National Bank of Boston, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 3.7 of the Credit Agreement that the undersigned hereby requests [the conversion] [the continuation] of Advances of one Type comprising a Borrowing (the "Existing Borrowing") [into Advances of another Type available under the Credit Agreement] and in that connection sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 3.7 of the Credit Agreement:

          (1) The Type of Advances comprising the Existing Borrowing is [Base Rate Advances] [Eurodollar Advances].

          (2) The last day of the Interest Period applicable to the Eurodollar Advances comprising the Existing Borrowing is __________, 199__, which is the date of the Proposed [Continuation] [Conversion].]

          (3) The aggregate outstanding principal amount of the Advances comprising the Existing Borrowing is $_____________.

          (4) The Advances comprising the Existing Borrowing are to be [converted into] [continued as] [Base Rate Advances] [Eurodollar Advances] [in their entirety] [to the extent of $__________ of the principal amount thereof] [and [converted into] [continued as] [Base Rate Advances] [Eurodollar Advances] to the extent of $__________ of the principal amount thereof].

          (5) The Interest Period for each Advance [converted into] [continued as] [Eurodollar Advances] is [1, 2, 3 or 6] month(s).

     As to each Proposed [Conversion] [Continuation] of any Advances [into] [as] [Eurodollar Advances], the Borrower hereby represents and warrants that as of the date hereof no Default or Event of Default has occurred and is continuing.

                              Very truly yours,

                              SYNTHETIC INDUSTRIES, INC.



                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________







                          SCHEDULE 1.1

                           Mortgages

Georgia Deed to Secure Debt, Security Agreement and Assignment of
Leases and Rents dated December 4, 1986 by the Borrower to the Agent, as modified (properties located in Catoosa, Walker and Whitfield
Counties, Georgia).

Security Deed dated October 27, 1989 by the Borrower to the Agent, as modified (property located in Whitfield County, Georgia)

Georgia Deed to Secure Debt, Security Agreement and Assignment of
Leases and Rents dated March 12, 1992 by the Borrower to the Agent (property located in Catoosa, Walker and Banks Counties, Georgia).

Tennessee Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated December 4, 1986 by the Borrower to Thomas J.
Sherrard, III, as Trustee, for the benefit of the Agent, as modified (property located in Hamilton County, Tennessee).



                          SCHEDULE 1.1

                        Permitted Liens

      Schedule 5.1(h) is hereby incorporated by reference.


                          SCHEDULE 1.1

                       Foreign Facilities

Borrowers:     Synthetic Industries Europe Limited, a corporation
               organized under the laws of the State of Great Britain
Lender:        The First National Bank of Boston (London Branch)
Facility:           Unsecured revolving credit facility in the amount
               of up to $4,000,000 (Dollar Equivalent)




                        SCHEDULE 5.1(a)

                Jurisdictions in Which Qualified

                         Delaware
                         Georgia
                         Tennessee


                        SCHEDULE 5.1(b)

                          Subsidiaries

                                                  Percentage of
                                                  Securities Owned
                    Jurisdiction                  by Borrower or
                      in Which                    Any Subsidiary
Subsidiary          Incorporated   Parent         of Borrower

Synthetic           England        Borrower          100%
  Industries
  Europe Limited

Fibermesh GmbH      Germany        Synthetic         100%
                                   Industries
                                   Europe Limited


All of the aforementioned Subsidiaries are Consolidated Subsidiaries of the Borrower.

Synthetic Industries L.P., a Delaware limited partnership, of which SI Management L.P., a Delaware limited partnership, is the general partner, is the owner of 100% of the issued and outstanding capital stock of the Borrower. The general partner of SI Management L.P. is Synthetic Management G.P., a Georgia general partnership.





                        SCHEDULE 5.1(d)

                           Conflicts

                              None



                        SCHEDULE 5.1(f)

                     Governmental Approvals

                              None


                        SCHEDULE 5.1(g)

                        Title Exceptions


1.   Title exceptions set out in Ticor Title Insurance Company of
     California Loan Policy No. L337598, as amended by four endorsements.

2.   Title exceptions set out in Ticor Title Insurance Company of
     California Loan Policy No. L4 030128, as amended by three endorsements.

3.   Title exceptions set out in Ticor Title Insurance Company of
     California Loan Policy No. 11 4342 92 000057, as amended by one endorsement.

4. Title exceptions set out in Chicago Title Insurance Company Loan Policy No. 43 0001 02 029439, as amended by five endorsements.





                        SCHEDULE 5.1(h)

                             Liens



                  See Annex A attached hereto.





                        SCHEDULE 5.1(i)

         Indebtedness for Money Borrowed and Guarantees


Mortgage debt to Atlantic American
  Properties, Inc.                                          $1,520,000
                                        original principal amount


$1,387,713.16 principal amount
                                        as of Effective Date

Senior Subordinated Debt                $140,000,000

Foreign Facility Debt


                        SCHEDULE 5.1(j)

                           Litigation

1. Unspecified damages relating to business dealings with Fibermesh Suisse, SA, a former distributor for the Fibermesh Division of Synthetic Industries. Currently no formal proceedings have been filed. At this time we do not have sufficient factual information to form an opinion as to liability or damage issues. Synthetic Industries expects to receive formal notice of the initiation of arbitration proceedings during the month of January, 1995.


                        SCHEDULE 5.1(k)

                     Patents and Trademarks

PATENTS

Description                        Patent No.

Sliver Knit Process                3,894,407

Sliver Knit Product                3,894,409

Process for Reducing Dust in
  Fibrillated Yarn                 4,065,538

Shaped Barrier for Erosion
  Control and Sediment Collection  5,007,766

TRADEMARKS

Mark                               Registration/Serial No.

FIBRON logo                          987,958

FIBRILON                           1,138,804

FIBRON                             1,138,805

SI logo                            1,300,707

FIBERMIX logo                      1,318,212

FIBERMESH logo                     1,327,048

S FIBRIDS logo                     1,332,240

LUMITE                               414,821

LUMITE                               428,892

PROP-A-LITE                          781,125

MAKING GOOD CONCRETE BETTER        1,558,003

FIBERGRIDS                         1,656,874

S FIBERMAT (and design)                 1,619,901

FIBERMAT                           1,617,650

LANDSTRAND                         1,622,590

LANDSTRAND (and design)            1,622,589

FIBERGRIDS (and design)            1,659,225

BIOTECHNICAL COMPOSITES            74-217-984

LANDLOK                            74-217,009

ECTOFLEX                           74-202,864

HARBOURITE                         74-127-554

FIBERMESH                          74-127,553

FIBERMIX                           74/281,901

SILT CHEK                          74/319,903

EROSION                            74/319,905

TURFGRIDS & Design                 74/263,445

HARBOURITE & Design                74/281,245

POLYJUTE                           74/287,697

TURFGRIDS                          74/263,450

REINFORCER                         74/319,902

LANDSTRAND & Design                1,747,156




                        SCHEDULE 5.1(l)

                       Tax Returns, Etc.

                              None


                        SCHEDULE 5.1(m)

                     Burdensome Provisions

                              None


                        SCHEDULE 5.1(p)

                             Plans

     The Borrower maintains a trusteed profit-sharing plan (the "Plan"), which is qualified under Section 401(k) of the Internal Revenue Code. The Borrower may, but is not required to, contribute a portion of its profits to the Plan, as determined by the Board of Directors. Employer contributions vest over three to seven years.
The Borrower matches employee contributions to the Plan on a 50% basis up to 3.0% of the employee's annual compensation. All full-time employees over the age of 21 who have been employed continuously for at least one year are eligible for participation in the Plan. The Plan provides for the Borrower to bear the expense of the administration of the Plan.




                        SCHEDULE 5.1(t)

       Principal Office and Location of Books and Records

309 LaFayette Road
Chickamauga, Georgia  30707




                        SCHEDULE 5.1(u)

                     Location of Inventory


OWNED OR LEASED FACILITIES

309 LaFayette Road
Chickamauga, Georgia  30707

Church Street
Chickamauga, GA  30707

1409 Coronet Drive
Dalton, Georgia

325 Smith Industrial Boulevard
Dalton, Georgia  30720

1400 Lafayette Highway
Dalton, Georgia

2926 Dug Gap Road
Dalton, GA

110 Florence Avenue
Dalton, GA

1406 Coronet Drive
Dalton, GA

1408 Coronet Drive
Dalton, GA

2100 Atlanta Highway
Gainesville, Georgia  30501

Lee Street
Cornelia, Georgia  30531

4019 Industry Drive
Chattanooga, Tennessee  37416

42nd Street and Divine Street
Chattanooga, Tennessee  37407

1410 Hamil Road
Chattanooga, TN

Route 1 Box 810
Rollings Industrial Boulevard
Ringgold, GA  30736

Highway 13 at Yonah Road
Route 2, Box 255
Alto, Georgia  30510

2908 South Dug Gap Road
Dalton, Georgia  30720

278 Highway 178
Tupelo, Mississippi  38801

CONVERTERS

Dixie Packaging, Inc.
P.O. Box 2700
Roberts and Rutherford Roads
Greenville, South Carolina  29602

WAREHOUSES

Jacobson Warehouse Company
4701 W. Jefferson
Phoenix, Arizona  85043

Continental Warehouse Inc.
Suite C, 5800 Alder Avenue
Sacramento, California  95828

Wazee Transfer and Storage
P. O. Box 16828
4902-B Smith Road
Denver, Colorado  80216

WPS Warehouse, Inc.
191 Park Avenue
East Hartford, Connecticut  06108

Channel Distribution
1925 West Thorndale
Itascal, Illinois  60143

Central States Warehouses
3019 Roosevelt Avenue
Indianapolis, Indiana  46218

USCO
9700 Lackman Road
Lexexa, Kansas  66219

Ace Storage, Inc.
1624 Wyoming
Baton Rouge, Louisiana  70802

Master Builders
9903 Webber Road
Brighton, Michigan  48116

Distribution Centers, Inc.
600 30th Avenue, N.E.
Minneapolis, Minnesota  55418

Central Detroit Warehouse Co.
18765 Feaway Drive
Melvindale, Michigan  48122

Distributec
2700 Burlington Avenue
Delanco, New Jersey  08075

Pioneer Warehouse Dist.
7640 Edgecomb Drive
P. O. Box 2074
Syracuse, New York  13220

Itel Distribution System
19400 Holland Road
Brookpark, Ohio  44142

Tennessee Commercial Warehouse
22 Stanley Street
Nashville, Tennessee  37210

Southern Merchandise & Storage
3232 North Panam Expressway
San Antonio, Texas  78208

Lile Moving and Storage
20413 87th Avenue, South
Kent, Washington  98031

DISTRIBUTORS AND GARAGE INVENTORY

A.S.P. Enterprises
1505 Fenpark Drive
Fenton, Missouri  63026

Jan Wanstreet
#1 March Court
Columbia, Illinois  62236

AADF
1414 12th Street, N.W.
Albuguerque, New Mexico  85125

Advanced Distribution
2995 Interstate 85
Charlotte, N.C.  28208

Co-Operative Transportation, Inc.
3640 Indianaola Avenue
Columbia, Ohio  43214

Texas Star Warehouse Dist., Inc.
5200 E. Grand Avenue
Building 4
Dallas, Texas  75223

KD Delivery System
3225 W. California Avenue
Suite 101
Salt Lake City, Utah  84104

Ralph Robinson
2123 FM 1960W, Suite 357
Houston, Texas  77090

Gene Williams
6908 Mattews-Mint Hill Road
Charlotte, North Carolina  28227

CANADA

Cain Cartage Express
c/o Hoover Canada
4181 North Service Road
Burlington, Ontario  L7R 4A8
Canada

Inland Containers, Ltd.
9300 Van Horne Way
Richmond, British Columbia  V6X 1W3

Rawlinson Moving & Storage, Ltd.
5605 McAdam Road
Mississauga, Ontario 642 1N9

HAWAII-DISTRIBUTION

Kimo Scott
c/o hardware Construction Supply
94-200 Pupuoli Street
Unit 1
Warpaher, Hawaii  96797

Mid West Fly Ash Materials
2220 Hawbeye Drive
Sioux City, Iowa  51105

Midwest Fly Ash Materials
29 Lakewood Villa
Council Bluffs, Iowa  51501





                        SCHEDULE 5.1(v)

                     Location of Equipment

309 LaFayette Road
Chickamauga, Georgia  30707

Church Street
Chickamauga, GA  30707

1409 Coronet Drive
Dalton, Georgia  30720

325 Smith Industrial Boulevard
Dalton, Georgia  30720

1400 Lafayette Highway
Dalton, Georgia

2926 Dug Gap Road
Dalton, GA

110 Florence Avenue
Dalton, GA

1406 Coronet Drive
Dalton, GA

1408 Coronet Drive
Dalton, GA

2100 Atlanta Highway
Gainesville, Georgia  30501

Lee Street
Cornelia, Georgia  30531

4019 Industrial Drive
Chattanooga, Tennessee  37416

42nd Street and Divine Street
Chattanooga, Tennessee  37407

1410 Hamil Road
Chattanooga, Tennessee

Route 1, Box 610
Rollins Industrial Boulevard
Ringgold, Georgia  30736

Highway 13 at Yonah Road
Route 2, Box 255
Alto, Georgia  30510

2908 South Dug Gap Road
Dalton, Georgia  30720

278 Highway 178
Tupelo, Mississippi  38801


                        SCHEDULE 5.1(w)

                          Real Estate


          Same locations as listed on Schedule 5.1(v)



                        SCHEDULE 5.1(x)

                 Corporate and Fictitious Names

                         Fibermesh Company
                         Lumite
                         Fibron


                          SCHEDULE 8.9

                        Use of Proceeds


The First National Bank of Boston
to pay Arrangement Fee and the Agent's
Fee pursuant to separate letter agreement


The Lenders to pay closing fees pursuant to Section 3.3 of Credit Agreement


Balance to the account of Borrower


                                                          ANNEX A
                                               TO SCHEDULE 5.1(H)


                          LIEN SUMMARY
                   SYNTHETIC INDUSTRIES, INC.



JURISDICTION:       Banks County, Georgia

UCC FILINGS -       as of 12-7-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
for the lenders
Collateral:         Fixture filing
File number:        9495
File Date:          3-13-92

Debtor:             Synthetic Industries, Inc.
Secured Party:           The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File number         9496
File Date:          3-13-92

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Fixture filing
File Number:        10011
File Date:          1-19-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        10012
File Date:          3-19-93

STATE TAX LIENS - Clear

FEDERAL TAX LIEN - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Catoosa County, Georgia

UCC FILINGS -       as of 12-6-94

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, as agent
                    for itself and certain other lenders
Collateral:         Fixture filing
File number:        86-1205                  Date filed:  12-2-86
                    91-10201 Continuation                10-15-91

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, as agent
                    for itself and certain other lenders
Collateral          AIE
File number:        86-1206                  Date filed:  12-2-86
                    91-10206 Continuation                10-15-91

Debtor:             Synthetic Industries, Inc.
Secured Party:           The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        92-20086
File Date:          3-13-92

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        21795
File Date:          3-18-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        22626
File Date:          3-23-94

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Habersham County, Georgia

UCC FILINGS -       as of 11-21-94

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, (as agent
                    for the Lenders)
Collateral:         AIE
File number:        5509
File Date:          12-14-90

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, (as agent
                    for the Lenders)
Collateral          AIE
File number:        7167
File Date:          3-16-92

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         AIE
File Number:        8650
File Date:          3-19-93

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Hall County, Georgia

UCC FILINGS -       as of 12-8-94

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, (as agent
                    for the Lenders)
Collateral:         AIE
File number:        126117
File Date:          12-14-90

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, (as agent
                    for the Lenders)
Collateral:         Fixture filing
File number:        126118
File Date:          12-14-90

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston (as agent
                    for the Lenders)
Collateral:         Fixture filing
File number:        134699
File Date:          3-16-92

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston (as agent
                    for the Lenders)
Collateral:         Mortgage filing
File number:        134700
File Date:          3-16-92

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Fixture filing
File Number:        141565
File Date:          3-19-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        141566
File Date:          3-19-93

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Walker County, Georgia

UCC FILINGS -       as of 12-9-94

Debtor:             Synthetic Industries
Secured Party:           The First National Bank of Boston, as agent
                    for itself and certain other lenders
Collateral:         Fixture filing
File number:        86-1311                  Date filed: 12-2-86
                    Partial Release                     10-24-88
                    Amendment                            1-27-89
                    Release                             11-16-89
                    Release                              3-19-90
                    Continuation                        10-16-91

Lessee:             Synthetic Industries
Lessor:                       General Electric Capital Corporation fka
                    General Electric Credit Corporation
Collateral:         1 RCA Camera Security System
File number:        88-334                   File Date: 3-22-88
                    Continuation                        1-13-93

Lessee:             Synthetic Industries
Lessor:                       General Electric Capital Corporation fka
                    General Electric Credit Corporation
Collateral:         10 Great Dane Van Trailers
File number:        88-335                   File Date: 3-22-88
                    Continuation                        1-13-93

Lessee:             Synthetic Industries
Lessor:             General Electric Capital Corporation
Collateral:         3 Kenworth Tractors
File number:        88-1189                  File Date: 9-19-88
                    Continuation                  4-15-93
Lessee:             Synthetic Industries
Lessor:                       General Electric Capital Corporation fka
                    General Electric Credit
Collateral:         16 Weaving Machines and Accessories
File number:        88-1330                  File Date: 10-24-88
                    Continuation                         4-27-93

Lessee:             Synthetic Industries
Lessor:             General Electric Capital Corporation
Collateral:         1 Kenworth Tractor
File number:        89-17                    File Date: 1-9-89
                    Continuation                        8-4-93

Lessee:             Synthetic Industries
Lessor:             General Electric Capital Corporation
Collateral:         1 International Tractor
File number:        89-1342                  File Date: 6-26-89
                    Continuation                        3-29-94

Debtor:             Synthetic Industries
Secured Party:      Clarklift of Dalton, Inc.
Assignee:           Clark Equipment Credit
Collateral:         Specific equipment
File number:        89-9
File Date:          1-5-89

Lessee:             Synthetic Industries
Lessor:             Chrysler Capital Corporation
Assignee:           General Electric Capital Corporation
Collateral:         Specific equipment
File number:        89-2208                  File Date: 12-14-89
                    Amendment                             4-9-91
                    Assignment                           11-6-92
                    Continuation                        11-16-94
                    Assignment                           12-2-94
                    Continuation                         12-2-94

Lessee:             Synthetic Industries
Lessor:             Chrysler Capital Corporation
Assignee:           General Electric Capital Corporation
Collateral:         Fixture Filing - Specific equipment
File number:        90-133                   Date filed:  1-26-90
                    Amendment                              4-9-91
                    Assignment                            11-6-92
                    Assignment                            12-2-94
                    Continuation                          12-2-94

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM  Equipment
File number:        90-875
File Date:          6-26-90

Lessee:             Synthetic Industries
Lessor:             Hyster Credit Company
Collateral:         1 Hyster
File number:        90-1007
File Date:          7-20-90

Lessee:             Synthetic Industries
Lessor:             MDFC Equipment Leasing Corp.
Collateral:         Fixture Filing - Specific equipment
File number:        90-1124
File Date:          8-8-90

Lessee:             Synthetic Industries
Lessor:             MDFC Equipment Leasing Corp.
Collateral:         Specific equipment
File number:        90-1125
File Date:          8-8-90

Lessee:             Synthetic Industries
Lessor:             Bera Leasing, Inc.
Collateral:         1 Copier
File number:        90-1199
File Date:          8-21-90

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM  Equipment
File number:        90-1385
File Date:          9-28-90

Lessee:             Synthetic Industries
Lessor:             MDFC Equipment Leasing Corp.
Collateral:         Specific equipment
File number:        90-1807
File Date:          12-7-90

Debtor:             Synthetic Industries
Secured Party:      Circle Business Credit, Inc.
Collateral:         Specific equipment
File number:        91-344
File Date:          3-26-91

Lessee:             Synthetic Industries
Lessor:             Toyota Motor Credit Corp.
Collateral:         2 Forklifts
File number:        91-1205
File Date:          8-7-91

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM  Equipment
File number:        91-1211
File Date:          8-8-91

Lessee:             Synthetic Industries
Lessor:             Toyota Motor Credit Corp.
Collateral:         1 Forklift
File number:        91-1394
File Date:          9-19-91

Lessee:             Synthetic Industries
Lessor:             Toyota Motor Credit Corp.
Collateral:         1 Forklift
File number:        91-1395
File Date:          9-19-91

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM  Equipment
File number:        91-1780
File Date:          12-30-91

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         AIE
File number:        92-316
File Date:          03-13-92

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent
Collateral:         Mortgage
File number:        92-317
File Date:          03-13-92

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM equipment
File number:        92-326
File Date:          03-16-92

Debtor:             Synthetic Industries
Secured Party:      Caterpillar Financial Services Corporation
Collateral:         1 Rider Pallet Jack; 2 GNB Battery MDL
File number:        92-451
File Date:          04-13-92

Lessee:             Synthetic Industries
Lessor:             World Omni Leasing, Inc.
Collateral:         1 Toyota F/L
File number:        92-650
File Date:          06-02-92

Lessee:             Synthetic Industries
Lessor:             World Omni Leasing, Inc.
Collateral:         2 Toyota Forklift
File number:        92-651
File Date:          06-02-92

Lessee:             Synthetic Industries
Lessor:             World Omni Leasing, Inc.
Collateral:         1 Toyota F/L
File number:        92-652
File Date:          06-02-92

Lessee:             Synthetic Industries
Lessor:             General Electric Capital Corporation
Collateral:         1 ROLM 9751 Model 10 Phonemail
File number:        92-47
File Date:          01-11-93

Lessee:             Synthetic Industries
Lessor:             IBM Credit Corporation
Collateral:         IBM equipment
File number:        92-145
File Date:          02-05-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Fixture filing
File Number:        93-256
File Date:          3-18-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        93-257
File Date:          3-18-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Cherokee Warehouses, Inc.
Collateral:         4 Toyota Forklifts
File Number:        93-286
File Date:          3-25-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Springs Leasing Corporation
Collateral:         Leased equipment
File Number:        93-534
File Date:          5-25-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Caterpillar Financial Services Corporation
Collateral:         Specific equipment
File Number:        93-619
File Date:          6-17-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Cherokee Warehouses, Inc.
Collateral:         3 Toyota Forklifts
File Number:        93-679
File Date:          7-2-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office Equipment
File Number:        93-832
File Date:          8-5-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Caterpillar Financial Services
Corporation
Collateral:         Specific equipment
File Number:        93-894
File Date:          8-17-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Aloha Leasing
Collateral:         Office equipment
File Number:        93-1092
File Date:          10-5-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Cherokee Material Handling Inc.
Collateral:         2 Toyota forklifts
File Number:        93-1180
File Date:          10-29-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing
Collateral:         Office equipment
File Number:        93-1291
File Date:          11-29-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-47
File Date:          1-19-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-89
File Date:          1-31-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing
Collateral:         Office equipment
File Number:        92-182
File Date:          2-25-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-281
File Date:          3-24-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-811
File Date:          8-16-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-862
File Date:          8-29-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-962
File Date:          9-26-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      General Electric Capital Computer
Leasing Corporation
Collateral:         Office equipment
File Number:        94-986
File Date:          10-3-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        94-1058
File Date:          10-28-94

Debtor:             Synthetic Industries, Inc.
Secured Party:      General Electric Capital Corporation
Collateral:         Fixture filing
File Number:        94-1140
File Date:          11-23-94

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Whitfield County, Georgia

UCC FILINGS -       as of 12-9-94

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent  for
               itself and     certain other lenders
Collateral:         Fixture Filing
File number:        71627                     File Date:  12-2-86
                    Amendment                             1-26-89
                    Continuation                         10-15-91

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent  for
               itself and          certain other lenders
Collateral:         AIE
File Number:        71628                    File Date:  12-2-86
                    Amendment                            1-26-89
                    Continuation                        10-15-91

Lessee:             Synthetic Industries
Lessor:             Fidelity Savings Bank
Collateral:         Toyota Forklift
File number:        89-454
File Date:          8-29-92

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         AIE
File number:        91294
File Date:          03-13-92

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent
for the lenders
Collateral:         Mortgage filing
File number:        91295
File Date:          03-13-92

Lessor:             Synthetic Industries
Lessee:             Action Material Handling, Inc.
Collateral:         1 Komatsu Forklift
File number:        92053
File Date:          05-27-92

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Fixture filing
File Number:        95181
File Date:          3-19-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      The First National Bank of Boston, as agent
                    for the lenders
Collateral:         Mortgage filing
File Number:        95182
File Date:          3-19-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Associates Leasing Inc.
Collateral:         1 TCM Forklift
File Number:        99051
File Date:          2-25-94


STATE TAX LIENS - Clear

FEDERAL TAX LIEN - Clear

JUDGEMENTS - Clear

PENDING SUITS - Clear


JURISDICTION:       Secretary of State of Tennessee

UCC FILINGS -       as of 12-8-94

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent  for
               itself and     certain other lenders
Collateral:         AIE
File number:        387378                   Date filed:  12-2-86
                    967586 Amendment                     03-18-92
                    972128 Continuation                  04-02-92
                    180792 Amendment                     04-05-93

Lessee:             Synthetic Industries
Lessor:             Chrysler Capital Corporation
Collateral:         Volkman two-for-one Twister
File number:        722447
File Date:          12-14-89

Lessee:             Synthetic Industries
Lessor:             Advanced Office Systems
Assignee:           First American National Bank
Collateral:         Xerox Telecopier
File number:        795507
File Date:          7-30-90

Debtor:             Synthetic Industries
Secured Party:      IBM Credit Corporation
Collateral:         IBM Equipment
File number:        888948
File Date:          6-11-91

Debtor:             Synthetic Industries
Secured Party:      Pitney Bowes Credit Corporation
Collateral:         Specific equipment
File number:        947135
File Date:          1-8-92

Lessor:             Synthetic Industries
Lessee:             General Electric Capital Corporation
Collateral:         1 ROLM 9751 Model 10 with Phonemail
File number:        152163
File Date:          01-05-93

Debtor:             Synthetic Industries, Inc.
Secured Party:      Advantage Leasing Corp.
Collateral:         Office equipment
File Number:        288126
File Date:          3-11-94

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear


JURISDICTION:       Hamilton County, Tennessee

UCC FILINGS -       as of 12-13-94

Debtor:             Synthetic Industries
Secured Party:      The First National Bank of Boston, as agent  for
               itself and     certain other lenders
Collateral:         Fixture Filing
File number:        C24424                   Date filed:  12-3-86
                    C67235 Continuation                  12-13-91
                    C72518 Continuation                  11-09-92
                    Amendment                             3-30-93

STATE TAX LIENS - Clear

FEDERAL TAX LIENS - Clear

JUDGEMENTS - Clear

PENDING SUIT -

(WORKERS' COMPENSATION)
Debtor:             Synthetic Industries, Inc.
Through Date:       December 13, 1994
Case Number:        94CV1802
File Date:          9-23-94
Plaintiff:          Jacqueline Marie Redden




_______________________________
* This Table of Contents is included for reference purposes only and does not constitute part of the Third Amended and Restated
   Revolving Credit and Security Agreement.